NON-EXCLUSIVE PATENT LICENSE

        THIS NON-EXCLUSIVE PATENT LICENSE (this “Agreement”) is entered into as of June 2, 2006 (the “Effective Date”), and shall be treated as in full force and effect as of April 1, 2006, by and between Palomar Medical Technologies, Inc., a Delaware corporation, with offices at 82 Cambridge Street, Burlington, MA 01803 (“Palomar”), and Cutera, Inc., a Delaware corporation with offices at 3240 Bayshore Blvd., Brisbane, CA 94005 (“Cutera”) (Palomar on the one hand, and Cutera together with all Cutera Affiliates (as defined below) on the other hand, each a “Party”, and together, the “Parties”).

WITNESSETH:

        WHEREAS, Palomar and Cutera (as successor in interest to the rights and obligations of Altus Medical, Inc.) are parties to certain patent-related Lawsuits (as defined in the Settlement Agreement (as defined below));

        WHEREAS, Palomar and MGH (as defined below), on the one hand, and Cutera, on the other hand, have agreed to enter into that certain Settlement Agreement, to be executed contemporaneously with this Agreement (the “Settlement Agreement”), pursuant to which Palomar and MGH, on the one hand, and Cutera, on the other hand, will settle the Lawsuits among other things;

        WHEREAS, Palomar has a license from MGH under the Anderson Patents (both as defined below) relating to the use of light to remove hair; and

        WHEREAS, as part of this Agreement, Palomar has agreed to grant to Cutera and Cutera Affiliates (as defined below) a non-exclusive, royalty-bearing sublicense under the Anderson Patents to develop and commercialize products sold by Cutera and Cutera Affiliates under the following terms and conditions.

        NOW THEREFORE, the Parties hereby agree as follows:

1.     Definitions. The following terms (and their correlatives), in addition to terms defined on first use herein, shall have the meanings set forth below:

    1.1.            Affiliates.

        (a)            “Palomar Affiliate”shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Palomar (i) as of the Effective Date or (ii) after the Effective Date, in each case of clauses (i) and (ii) only for so long as such person or entity satisfies the foregoing requirements.

        (b)             “Cutera Affiliate”shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Cutera (i) as of the Effective Date or (ii) after the Effective Date provided such person or entity is not an Excluded Third Party at the time such person or entity first meets the foregoing control requirements (unless Palomar provides its written consent in its sole discretion), in each case of clauses (i) and (ii), only for so long as such person or entity satisfies the foregoing control requirements. For clarity, (1) Exhibit A lists Cutera Affiliates as of the Effective Date, and (2) any Third Party that does not become a “Cutera Affiliate” hereunder because of the reference to “Excluded Third Party” in clause (ii) above shall continue to be treated as a “Third Party” for all purposes hereunder.

        (c)            “MGH Affiliates” shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by MGH, in each case only for so long as such person or entity satisfies the foregoing requirements.

        (d)            “Affiliates” shall mean, with respect to any Third Party, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Third Party, in each case only for so long as such person or entity satisfies the foregoing requirement.

        For purposes of this Section 1.1 and Section 5.6(e)(i), “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity); provided, that if local law restricts foreign ownership, “control” shall be deemed established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

    1.2.     “Anderson Patents” shall mean (i) the Patents set forth on Exhibit B, and (ii) all other Patents that claim the right of priority to, from or through, or enjoy the benefit of an earlier filing date of, in whole or in part, directly or indirectly, one or more of the Patents identified in the immediately preceding clause (i). The “Other Anderson Patents” shall be the following subset of Anderson Patents: U.S. Patent No. 5,824,023 and all other Patents that claim the right of priority to, from or through, or enjoy the benefit of an earlier filing date of, in whole or in part, directly or indirectly U.S. Patent No. 5,824,023.

    1.3.     “Consumer Field” shall mean the field in which products or systems are intended for or marketed to consumers for personal use. For the avoidance of doubt, the “Consumer Field” shall exclude products or systems in the Professional Field.

    1.4.     “Cutera Modules” shall mean Cutera Hair Modules and Cutera Other Modules, each as defined below:

        (a)                  “Cutera Hair Module” shall mean any energy source module, Sold by Cutera or Cutera Affiliates, that is marketed as being capable of using or uses or is incorporated into a product or system that uses optical radiation to remove hair. For clarity and without limitation, if in addition to using optical radiation to remove hair, a Cutera Hair Module may be used for aesthetic treatments (including treatment of vascular and pigmented lesions, acne, fat, cellulite, wrinkles, scars and tattoos, skin tightening, and for other dermatological applications), or other treatment or cosmetic purpose(s), it shall in all events remain a “Cutera Hair Module” hereunder. By way of example and without limitation, the CoolGlide Xeo, CoolGlide Excel, CoolGlide Vantage and CoolGlide CV Systems when sold with either a CV Nd:YAG handpiece or an Excel Nd:YAG handpiece by Cutera or Cutera Affiliates comprise “Cutera Hair Modules” hereunder. By way of further example and without limitation, the PW770 handpiece when sold with the Solara Opus System or the CoolGlide Xeo System comprises a “Cutera Hair Module” hereunder.

        (b)           “Cutera Other Module” shall mean any energy source module, Sold by Cutera or Cutera Affiliates, that is marketed as being capable of using or uses or is incorporated into a product or system that uses optical radiation for aesthetic treatments (including treatment of vascular and pigmented lesions, acne, fat, cellulite, wrinkles, scars and tattoos, skin tightening, and for other dermatological applications) or other treatment or cosmetic purposes, other than hair removal; in all events, other than a Cutera Hair Module. By way of example and without limitation, the following products in the form they are Sold by Cutera as of the Effective Date are “Cutera Other Modules” for purposes of this Agreement: the Titan, OPS600, LP560, or Acutip handpieces.

    1.5.     “Cutera Products” shall mean Cutera Hair Products and Cutera Combination Products, each as defined below. “Cutera Other Product” shall mean any product, system, component or accessory, Sold by Cutera or Cutera Affiliates, that (i) is not a Cutera Product, and (ii) that is marketed as being capable of using or uses or is incorporated into a product or system that uses one or more Cutera Other Modules. As of the Effective Date, the only “Cutera Other Product” is the Solera Titan System, which is not sold for use with a PW770 handpiece.

        (a)           “Cutera Combination Product” shall mean any product, system, component or accessory, Sold by Cutera or Cutera Affiliates, (i) that as of the date of its Sale, is marketed as being capable of using both at least one Cutera Other Module and one Cutera Hair Module, and (ii) the manufacture, use, sale, offering for sale, or importation of which when sold with a Cutera Hair Module, absent the sublicense granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents. For clarity and without limitation, Exhibit C lists Cutera Combination Products in existence up to the Effective Date, examples of when a Cutera Other Product or a Cutera Hair Product shall become a “Cutera Combination Product” hereunder, and an example of a marketing technique which does not change a Cutera Hair Product into a “Cutera Combination Product” hereunder.

        (b)           “Cutera Hair Product” shall mean any product, system, component or accessory, Sold by Cutera or Cutera Affiliates, (i) that contains a Cutera Hair Module, (ii) the manufacture, use, sale, offering for sale, or importation of which, absent the sublicense granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents, and (iii) that as of its date of Sale, is not marketed for use in combination with a Cutera Other Module. For clarity and without limitation, Exhibit D provides additional clarifications and lists items that are Cutera Hair Products in existence up to the Effective Date.

    1.6.     “Cutera Sublicensee” shall mean any Third Party to which Cutera or a Cutera Affiliate grants a permitted sublicense pursuant to Section 2.2 under the sublicense grant from Palomar in Section 2.1.

    1.7.     “Excluded Third Party” shall mean any Third Party and its Affiliates against which:

        (a)           any suit or action involving any Anderson Patent has been instituted between Palomar or any Palomar Affiliates and such Third Party or any of its Affiliates, other than any such Third Party for which Cutera can demonstrate by competent written evidence that Cutera and such Third Party had conducted substantial negotiations in good faith (such as evidenced by an executed letter of intent or memorandum of understanding) concerning an otherwise prohibited transaction (e.g., an Assignment pursuant to Section 9.3(a) or any Acquisition covered by Section 2.2(e)(i) (including any that would cause such Third Party to become a “Cutera Affiliate” hereunder as defined in Section 1.1(b) save for the “Excluded Third Party” restriction therein), or a sublicense pursuant to Section 2.2(a)) before the date that any such suit or action was first filed; or

        (b)           Palomar or any of Palomar Affiliates has an outstanding injunction pertaining to infringement of the Anderson Patents.

    1.8.     “Gillette” shall mean The Gillette Company, and its successors and permitted assigns of the Gillette Agreement.

    1.9.     “Gillette Agreement” shall mean that certain “Development and License Agreement” between Palomar and The Gillette Company dated as of February 14, 2003, as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter, provided that any such amendment or restatement that limits or restricts Cutera’s or Cutera Affiliates’ rights under this Agreement, or imposes any obligations on Cutera or Cutera Affiliates, other than as specified hereunder (each a “Restrictive Gillette Amendment”), shall not be binding on Cutera or Cutera Affiliates. In the event that there is any Restrictive Gillette Amendment, only those terms set forth in the unamended/unrestated version of the Gillette Agreement shall apply to Cutera and Cutera Affiliates, and Palomar (and not Cutera or any Cutera Affiliates) shall be responsible to Gillette for any liability arising out of any Restrictive Gillette Amendment. A copy of the Gillette Agreement, excluding exhibits thereto and redactions of other commercially sensitive information, as amended as of the Effective Date is attached hereto at Appendix A.

    1.10.     “Licensed Products” shall mean Cutera Products (including those Cutera Hair Modules that alone amount to a “Cutera Product” hereunder). For clarity, Licensed Products may include future energy source modules, products, systems, components or accessories Sold by Cutera or Cutera Affiliates after the Effective Date, as long as such energy source module, product, system, component and accessory satisfies in full the definitional requirements for a “Licensed Product” (and its subsidiary definitions) hereunder.

    1.11.     “Litigation Filings” shall mean the two Consent Judgments and the two Stipulations of Dismissal identified in, and forms for which are attached to, the Settlement Agreement.

    1.12.     “MGH” shall mean The General Hospital Corporation in Boston, Massachusetts.

    1.13.     “MGH Agreement” shall mean that certain “License Agreement” between Palomar and MGH dated as of August 18, 1995, as such agreement is amended as of the Effective Date and as such agreement may be amended or restated thereafter, provided that any such amendment or restatement that limits or restricts Cutera’s or Cutera Affiliates’ rights under this Agreement, or imposes any obligations on Cutera or Cutera Affiliates, other than as specified hereunder (each a “Restrictive MGH Amendment”), shall not be binding on Cutera or Cutera Affiliates. In the event that there is any Restrictive MGH Amendment, only those terms set forth in the unamended/unrestated version of the MGH Agreement shall apply to Cutera and Cutera Affiliates, and Palomar (and not Cutera or any Cutera Affiliates) shall be responsible (including to MGH) for any liability arising out of any Restrictive MGH Amendment. A copy of the MGH Agreement, as redacted, as amended as of the Effective Date is attached hereto at Appendix B.

    1.14.     “Net Sales” shall mean all amounts invoiced by Cutera and Cutera Affiliates, for the Sale to Third Parties of Licensed Products (collectively, the “Actual Amounts”), less: (i) allowances and adjustments actually credited to customers for damaged or returned product (which allowances and adjustments may be taken only on a product-by-product basis, that is an allowance or adjustment on one product, for example, a CoolGlide Vantage System, shall not be taken against Sales of another type of product, for example, a CoolGlide CV System); (ii) promotional, trade, quantity, cash and prompt payment discounts separately identified on the invoice and actually allowed and taken; and (iii) Third Party charges of the following kinds collected by the seller from the buyer and separately identified on the invoice: transportation charges, insurance charges for transportation, sales taxes, excise taxes and customs duties, and governmental charges levied on or measured by the sale; provided that: (1) no deductions shall be made from Actual Amounts for any royalties owed or paid to any person or entity; and (2) Net Sales shall include upgrades or additions to, or partial replacements for, Licensed Products, where upgrades include but are not limited to swapping a new Licensed Product for a buyer’s existing product.

        For clarity and without limitation, this definition of Net Sales includes Cutera Combination Products which do not include a Cutera Hair Module for which no royalties are due Palomar hereunder for their Sale. However, as provided in Section 4.4, subsequent Sales of Cutera Hair Modules for use with such Cutera Combination Products shall affect royalties owed to Palomar. Thus, it shall be necessary to determine and keep records of the Net Sales attributable to all such Licensed Products. As a consequence, inclusion of a Licensed Product in this definition of Net Sales, by itself, shall not indicate that royalties are necessarily due Palomar hereunder on the Sale of such Licensed Product.

        The following paragraphs provide additional non-limiting examples for calculating Net Sales hereunder:

o	Trade-in of a first Cutera Product (such as a CoolGlide CV System) in connection with the Sale of a second Cutera Product (such as a CoolGlide Vantage System) shall be treated as follows: (i) the Net Sales attributed to the Sale of such second Cutera Product (a) shall not include any deduction or other reduction for the trade-in given by Cutera for such first Cutera Product, unless Cutera paid royalties to Palomar hereunder upon the Sale of such first Cutera Product (e.g., there shall be no such deduction or other reduction when such first Cutera Product is a Cutera Other Product), and (b) shall be calculated as set forth in this definition, and such Sale of such second Cutera Product shall be subject to the royalty obligations set forth in Section 4.4, and (ii) the Net Sales attributable to any re-Sale of such first Cutera Product shall be calculated as set forth in this definition, and such re-Sale of such first Cutera Product shall be subject to the royalty obligations set forth in Section 4.4. For example, without limiting the generality of the foregoing, if a customer purchases from Cutera a CoolGlide CV System for $60,000, then under Section 4.4, Cutera is obligated to pay Palomar a royalty of $4,500 on such Sale of the CoolGlide CV System (7.5% of $60,000). If that customer then purchases from Cutera a CoolGlide Vantage System for $120,000 and is provided a credit of $20,000 in connection with a trade-in of such CoolGlide CV System that such customer previously purchased (thus paying Cutera $100,000), then under Section 4.4, Cutera is obligated to pay Palomar a royalty of $7,500 on such Sale of the CoolGlide Vantage System (7.5% of $100,000) and no amount shall be due hereunder for the $20,000 credit provided for the CoolGlide CV System. If Cutera then re-Sells the traded-in CoolGlide CV System for $40,000, then under Section 4.4, Cutera is obligated to pay Palomar a royalty of $3,000 on such re-Sale of the traded-in CoolGlide CV System (7.5% of $40,000).

o	Installation charges, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts.

o	Charges for the standard warranty for a Licensed Product, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts. However, charges separately identified on an invoice for an extended warranty (after deducting appropriate charges for the standard warranty) may be deducted from Actual Amounts.

o	Charges for standard or basic training (often referred to as inservice training or initial training) or any training by Cutera or Cutera Affiliates (collectively referred to as “Standard Training”) for a Licensed Product, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts. However, charges separately identified on an invoice for additional training by a Third Party (after deducting appropriate charges for the Standard Training, if such Third Party is to provide the Standard Training) may be deducted from Actual Amounts.

o	Notwithstanding the following paragraph on Bundled Packages, charges for other products or items listed on an invoice along with a Licensed Product, with no separate and distinct price set forth for those other products or items on the invoice in question, shall not be deducted from Actual Amounts.

        If Cutera or any Cutera Affiliate Sells one or more Licensed Product(s), in combination with other, physically separate product(s) at a single price (a “Bundled Package”), then the Net Sales attributable to such Licensed Product(s), for the purpose of determining Net Sales attributable hereunder, shall be calculated by multiplying the Net Sales of such Bundled Package by the fraction A/(A+B), where A is the average Net Sales price of Licensed Product(s) in the relevant country during the applicable calendar quarter as Sold separately in bona fide arms-length transactions by the selling party (i.e., Cutera or a Cutera Affiliate, who shall be deemed to be a “Selling Party”), and B is the total average Net Sales price of all other components in the Bundled Package that are not Licensed Product(s) in the relevant country during the applicable calendar quarter, as Sold separately in bona fide arms-length transactions by such Selling Party. If, in any given country and applicable calendar quarter, the Licensed Product(s) and other components included in a Bundled Package are not all Sold separately in bona fide arms-length transactions in such country by the same Selling Party, Net Sales of a Licensed Product(s) included within the Bundled Package shall be calculated using the formula above, using the average Net Sales price in the United States for the preceding twelve (12) months of the Licensed Product(s) and the other components, again in bona fide arms-length transactions by a single Selling Party. If no average Net Sales prices of the Licensed Product(s) and the other such components is available for the United States for the preceding twelve (12) months from bona fide arms-length transactions by a single Selling Party, the Net Sales of the Licensed Product(s) shall be the aggregate Net Sales of such assemblage of Products without deduction of any kind.

        For clarity, (i) transfer of a Licensed Product within Cutera or Cutera Affiliates or between Cutera and Cutera Affiliates for subsequent Sale to a Third Party shall not be considered a Sale until a Sale is made to a Third Party and the Net Sales shall be based on the Sale to the Third Party of such Licensed Product by Cutera or Cutera Affiliates, (ii) a Licensed Product shall be considered “Sold” upon the earlier of shipment of or receipt of payment for such Licensed Product or Cutera or any Cutera Affiliate recognizing revenue with respect to such sale of Licensed Product in accordance with U.S. generally accepted accounting principles, consistently applied, and all royalty obligations on Net Sales of such Licensed Product shall accrue upon the time of Sale regardless of the time of collection by the selling entity, (iii) sales of Licensed Products by Cutera Sublicensees (including sales by distributors and subdistributors) shall not give rise to Net Sales hereunder because those products shall have already been Sold by Cutera or Cutera Affiliates to such Cutera Sublicensees, with the Net Sales arising from such Sale already accounted for under this definition, (iv) “amounts invoiced” as used above shall include the value of any monetary or other consideration to be received by Cutera or any Cutera Affiliates from a Sale of any Licensed Product, (v) Net Sales shall be deemed to be equal to, for any Licensed Product Sold to any Third Party for less than the seller is then charging in bona fide arms-length transactions for comparable products, the average Net Sales price of such Licensed Product in bona fide arms-length transactions by such seller, (vi) all Sales to any distributors shall include the fair market value of all cash and other consideration received from such distributor, (vii) all of the amounts specified in this definition shall be determined from the books and records of Cutera and Cutera Affiliates maintained in accordance with U.S. generally accepted accounting principles, consistently applied, and (viii) to the extent that Cutera or any Cutera Affiliates Sells any Licensed Products to any Cutera Covenanting Affiliate that is not a Cutera Affiliate hereunder (and thus treated as a “Third Party” hereunder), for purposes of calculating royalties hereunder, the Sale by such Cutera Covenanting Affiliate to a Third Party (that is not another Cutera Covenanting Affiliate) shall give rise to Net Sales hereunder, not the Sale to such Cutera Covenanting Affiliate (and so on if there is more than one Cutera Covenanting Affiliate involved).

    1.15.     “Patents” shall mean (i) any patents and patent applications and any patents issuing therefrom worldwide, (ii) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under patent or other law), certificates of invention and the like, of any such patents or patent applications, and (iii) any foreign or international equivalents of any of the foregoing.

    1.16.     “Professional Field” shall mean the field in which products or systems are intended or marketed for sale to doctors, health care providers, beauty care professionals or other commercial service providers for use on or with patients or customers (and not for resale to any person or entity for personal use).

    1.17.     “Sale” shall mean, with respect to a Licensed Product, the sale, distribution, lease, use (including training, preceptorships, marketing and promotional uses for which Cutera or one or more Cutera Affiliates is to receive monetary or other consideration), cost-per-shot arrangements and any other arrangement, in each of the foregoing cases, only those instances where monetary or other consideration is to be received by Cutera or one or more Cutera Affiliates for the use of such Licensed Product.

    1.18.     “Third Party” shall mean any person or entity, other than Palomar, Cutera or any Palomar Affiliates or Cutera Affiliates.

    1.19.     “Valid Claim” shall mean either (i) a claim of an issued and unexpired Patent which has not been revoked or held permanently unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through opposition, reissue, re-examination or disclaimer or otherwise, or (ii) a claim of a pending application for a Patent which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

2.     License Grants.

    2.1.     Sublicense Grant by Palomar. Subject to the terms and conditions of this Agreement, Palomar hereby grants to Cutera and Cutera Affiliates a worldwide, royalty-bearing, non-terminable, non-exclusive sublicense, under the Anderson Patents, to make, use, sell, offer for sale and import Licensed Products (provided that those Cutera Hair Modules that alone amount to a “Cutera Product” hereunder are used exclusively with other Cutera Products or Cutera Other Products and no other products or systems of Cutera, Cutera Affiliates or any Third Parties), in each case only for hair removal and only outside of the Consumer Field. It is understood and agreed that (i) the foregoing sublicense grant shall cover only those Licensed Products Sold for which royalties are paid to Palomar hereunder as provided in Section 4 (including with respect to Sales of Licensed Products occurring before April 1, 2006 for which Cutera pays royalties hereunder as specified in Section 4.2), (ii) the foregoing sublicense grant automatically extends, without any further action by Cutera or any Cutera Affiliates, to each person and entity that is a “Cutera Affiliate” as of the Effective Date or becomes a “Cutera Affiliate” thereafter, but only for so long as such person or entity remains a “Cutera Affiliate” hereunder, and (iii) Palomar shall be in direct privity under this Agreement with any Cutera Affiliate as a result of such sublicense grant.

    2.2.     Related Licensing Provisions.

        (a)          Limited Sublicensing Rights. Cutera and Cutera Affiliates shall not have any right to grant to any Third Parties any further sublicenses under the sublicense grant set forth in Section 2.1, nor shall any purported sublicenses under such sublicense grants made by Cutera or any Cutera Affiliates or any of their sublicensees prior to April 1, 2006 be valid or enforceable, except Cutera, and only those Cutera Affiliates that are wholly-owned by Cutera (directly or indirectly, and taking into account any local law restrictions as noted in the definition of Cutera Affiliates above) and no other Cutera Affiliates, may grant sublicenses only as may be necessary for (i) Third Parties to distribute Licensed Products Sold by Cutera or Cutera Affiliates and for which royalties are payable to Palomar on Net Sales hereunder, or (ii) the manufacture of Licensed Products by Third Parties for sale only to Cutera or Cutera Affiliates, provided that, for each of clauses (i) and (ii), any such Third Parties are not Excluded Third Parties, and further provided that any such sublicense grants shall apply only to activities occurring on or after the actual date such sublicense grant is first memorialized in writing (and not before). Cutera Sublicensees shall not have the right to grant any sublicenses under any such sublicense grant by Cutera or Cutera Affiliates. Cutera shall be responsible to Palomar for the performance of any Cutera Affiliates, Cutera Covenanting Affiliates (as defined in Section 5.6), and Cutera Sublicensees under any provisions of this Agreement for which Cutera or any Cutera Affiliate is responsible, even if such person or entity is also responsible to Palomar. No purchaser of any Licensed Product shall, by operation of this Agreement, receive any license, sublicense or other rights in, to or under the Anderson Patents that exceeds the scope and terms of the sublicense grant set forth in Section 2.1, and for clarity, it is agreed that the patent exhaustion/first sale doctrine shall not act to expand the scope of the Anderson Patents exhausted upon sale of any Licensed Product beyond the scope and terms of such sublicense grant. Apart from the foregoing limited right to grant further sublicenses, Cutera and Cutera Affiliates shall not have any right to make an Assignment or otherwise Transfer such sublicense grant except pursuant to Section 9.3(a).

        (b)          License Field Limitation. Notwithstanding anything contained herein to the contrary, (i) Cutera and Cutera Affiliates shall not exercise, (ii) Cutera shall not allow any Cutera Affiliates or Cutera Sublicensees to exercise, and (iii) with respect to any distributor, sublicense or other agreements entered into by Cutera or any Cutera Affiliates, or purchase orders issued or accepted by Cutera or any Cutera Affiliates, in each case after the Effective Date, Cutera shall expressly prohibit in writing all Cutera Affiliates and Cutera Sublicensees from exercising, the sublicense grant provided for in Section 2.1 within the Consumer Field. Any failure of Cutera or any Cutera Affiliates or Cutera Sublicensees to comply with this Section 2.2(b) or failure of Cutera to bind any Cutera Affiliates or Cutera Sublicensees shall neither act to expand such sublicense grant into the Consumer Field nor relieve Cutera or any Cutera Affiliates or Cutera Sublicensees of any of their obligations hereunder. With respect to not allowing certain activities by Cutera Sublicensees as set forth in clause (ii) of the 1st sentence of this Section 2.2(b), the Parties understand and agree that, once Cutera or any Cutera Affiliate learns of any violation of their obligations not to allow any Cutera Sublicensee to conduct those prohibited activities, Cutera and Cutera Affiliates shall promptly use commercially reasonable efforts to end all such prohibited activities by such Cutera Sublicensee within a commercially reasonable time period, and if unable to end all such prohibited activities by such efforts, shall in all events within six (6) months of first learning of any such prohibited activities by such Cutera Sublicensee: (x) terminate the sublicense to such Cutera Sublicensee; and (y) stop Selling (directly or indirectly through other Cutera Sublicensees or otherwise) Licensed Products to such Cutera Sublicensee. If Palomar notifies Cutera in writing of any Cutera Sublicensee conducting any such prohibited activities, Cutera shall thereafter confirm in writing to Palomar that Cutera has complied with the immediately preceding sentence for such Cutera Sublicensee. Cutera’s and Cutera Affiliates’ full compliance with the two immediately preceding sentences shall be deemed to fully satisfy their obligations under clause (ii) above with respect to Cutera Sublicensees.

        (c)          Patent Marking. Cutera and Cutera Affiliates shall mark all Licensed Products Sold after the Effective Date in accordance with the patent laws, if any, of the jurisdictions in which such Licensed Products are manufactured, used or Sold. Without limitation, Cutera and Cutera Affiliates shall mark all Licensed Products Sold in the United States after the Effective Date with the applicable U.S. patent numbers of the applicable Anderson Patents.

        (d)          Palomar’s Right to Grant Other Sublicenses. Subject to the terms of this Agreement, Palomar retains the right to grant sublicenses and other rights in and to the Anderson Patents as Palomar may deem appropriate in its sole discretion, provided that no such grant may limit or restrict Cutera’s or Cutera Affiliates’ rights under this Agreement or impose any obligation on Cutera or Cutera Affiliates, other than as specified hereunder.

        (e)          Excluded Third Parties.

            (i)           The Parties intend that no Excluded Third Party, or any of their products or other technology, is to be granted any rights under the Anderson Patents sublicensed by Palomar under Section 2.1, either through the direct sublicense from Palomar to Cutera and Cutera Affiliates under Section 2.1 or as a Cutera Sublicensee. Thus, the Parties have agreed to preclude any Excluded Third Party from becoming a “Cutera Affiliate” hereunder as provided in Section 1.1(b), and further have agreed to preclude any Assignment of this Agreement by Cutera or any Cutera Affiliate to or otherwise involving any Excluded Third Party under Section 9.3(a). Further, Cutera and Cutera Affiliates hereby agree that to the extent that any of them acquires any rights or interest in or to any product(s) or other technology from any person or entity while such person or entity is an “Excluded Third Party” hereunder, whether by Assignment under Section 9.3(a), asset purchase or sale, bankruptcy, conveyance, lease, distribution arrangement, manufacturing arrangement (including any foundry arrangement), license, sublicense, option, other transfer or any other transaction of any type (any such transaction, an “Acquisition”), the sublicense grant set forth in Section 2.1 (or any sublicense thereunder granted pursuant to Section 2.2(a)) shall not apply to such product(s) or technology or any improvements or derivatives thereto (even if such person or entity at some time after the applicable Acquisition is no longer an “Excluded Third Party” hereunder), and Palomar and its sublicensees shall retain any and all rights to enforce the Anderson Patents against Cutera, Cutera Affiliates, such Excluded Third Party or any other Third Party with respect to the same.

            (ii)           In the event that Cutera asserts that a person or entity is not an “Excluded Third Party” hereunder based on the “other than” proviso contained in Section 1.7(a), Cutera shall provide to Palomar at Palomar’s request copies of any and all competent written evidence on which Cutera is basing such assertion for Palomar’s consideration. In connection therewith, the Parties shall enter into a reasonable and customary confidentiality agreement to protect all such evidence provided by Cutera to Palomar under this Section 2.2(e)(ii), and further Cutera may redact sensitive financial and other commercial information from such evidence as Cutera deems appropriate, provided any such redactions do not prevent Palomar from determining the merits of Cutera’s assertion.

        (f)          Prosecution. As between the Parties, Palomar shall have the sole right, but not the obligation, in its sole discretion (subject to the MGH Agreement) to prosecute, maintain, enforce and defend the Anderson Patents, and Cutera and Cutera Affiliates shall have no rights with respect to any such activities.

        (g)          Other Transactions. Palomar may assign, convey, sell, lease, encumber, license, sublicense or otherwise transfer or grant any right in or to (collectively, “Transfer”) a Third Party or Palomar Affiliate any and all of the Anderson Patents or the MGH Agreement, provided that any such transaction is made subject to the sublicense grant to Cutera and Cutera Affiliates set forth in Section 2.1 and shall not limit or restrict Cutera’s or Cutera Affiliates’ rights under this Agreement or impose any additional obligations on Cutera or Cutera Affiliates.

        (h)          Licensing Fees. Except as otherwise expressly provided herein, any amounts or other consideration owed by Palomar to any Third Party or Palomar Affiliate on account of the sublicense grant to Cutera and Cutera Affiliates set forth in Section 2.1 shall be the sole responsibility of Palomar.

    2.3.     MGH Agreement. Palomar represents and warrants to Cutera that the MGH Agreement, as redacted and attached hereto as Appendix B, is true and complete and in effect as of the Effective Date. In the event that the MGH Agreement is terminated for any reason before the expiration of all of the Valid Claims of the Anderson Patents, Cutera and Cutera Affiliates shall no longer have any further royalty obligations to Palomar under this Agreement from the date of such termination (other than for royalty obligations accrued hereunder before such date). Notwithstanding anything contained herein to the contrary, Palomar shall have no liability of any kind whatsoever as a result of such termination.

    2.4.     No Other Rights. Cutera acknowledges and agrees that, as between the Parties, Palomar and MGH have all right, title and interest in and to the Anderson Patents, and that Cutera and Cutera Affiliates shall acquire no right, title or interest in or to the Anderson Patents, by implication, estoppel or otherwise, other than the sublicense grant to Cutera and Cutera Affiliates set forth in Section 2.1 or as otherwise expressly provided herein.

3.     Other Obligations of Cutera.

    3.1.     Definitions for this Section 3.

        (a)           “Exploit” shall mean to make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, formulate, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of.

        (b)           “Exploitation” shall mean the making, having made, importation, use, sale, offering for sale or disposition of a product or process, including the research, development, registration, modification, enhancement, improvement, Manufacture, formulation, optimization, import, export, transport, distribution, promotion or marketing of a product or process.

        (c)           “Manufacture” shall mean, with respect to a product or system, the manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

    3.2.     Covenants.

        (a)           For as long as the sublicense grant by Palomar to Cutera and Cutera Affiliates set forth in Section 2.1 is in effect (the “Sublicense Term”), Cutera and Cutera Affiliates shall not Exploit or otherwise practice the sublicenses to the Anderson Patents granted to Cutera and Cutera Affiliates by Palomar under Section 2.1 by:

            (i)     developing any Licensed Products intended by Cutera or any Cutera Affiliates for use (in whole or in part) in the Consumer Field;

            (ii)     marketing any Licensed Products in the Consumer Field; or

            (iii)     developing or commercializing in or outside the Consumer Field any Female Accessory Product during its period of commercialization by Gillette or any Gillette licensee, provided that any apparatus, component, accessory, disposable or Consumable as to which Cutera or any Cutera Affiliate has expended material financial and other resources on its development or commercialization as a Light-Based Accessory Product before such Female Accessory Product is first commercialized by Gillette or any Gillette licensee shall not be subject to the restriction contained in this Section 3.2(a)(iii). All capitalized terms used in this Section 3.2(a)(iii), but not defined herein, shall have the meanings ascribed to them in the Gillette Agreement.

        (b)     During the Sublicense Term, Cutera and Cutera Affiliates shall label Licensed Products commercialized outside the Consumer Field pursuant to the sublicense to the Anderson Patents granted to Cutera and Cutera Affiliates by Palomar under Section 2.1 with the following phrase (or similar words which fairly convey such products are for use only outside the Consumer Field): “not intended for consumer self-use.”

        (c)     During the Sublicense Term, Cutera and Cutera Affiliates shall not, in the development and commercialization of Licensed Products outside the Consumer Field pursuant to the sublicense to the Anderson Patents granted to Cutera and Cutera Affiliates by Palomar under Section 2.1, intentionally (1) design, modify or otherwise improve any such Licensed Product(s) with the goal or intent of improving its efficacy or performance in the Consumer Field, or (2) optimize, induce, support or encourage the use of any such Licensed Products in the Consumer Field.

        (d)     The covenants of Cutera and Cutera Affiliates contained in Sections 3.2(a)(i), 3.2(a)(ii) and 3.2(c) shall not prevent Cutera or any Cutera Affiliates from conducting any activity, or exercising or granting any licenses or other rights, with respect to the practice of the Anderson Patents, that has as its goal or intent Exploitation of a product or system outside the Consumer Field and not Exploitation of a product or system in the Consumer Field, notwithstanding the possibility that such activity, exercise or grant may have applications in the Consumer Field.

        (e)     All Consumer Field Users (as defined in Section 3.3(a)) are hereby granted third-party beneficiary rights to enforce the provisions of this Section 3.2 provided that Palomar has granted such Consumer Field Users such rights in writing.

    3.3.     Economic Adjustments for Off-Label Sales.

        (a)     Cutera and Cutera Affiliates each agrees to make payments to (i) Gillette and (ii) any other Third Party to which Palomar has granted an exclusive sublicense under the Anderson Patents in a field that in whole or in part falls within the Consumer Field (Gillette and such other Third Parties, collectively, “Consumer Field Users”), as appropriate, in the manner set forth below, to compensate any of them for certain lost profits, if any, resulting from net off-label purchases during the Sublicense Term of Licensed Products commercialized pursuant to the sublicense to the Anderson Patents granted to Cutera and Cutera Affiliates by Palomar under Section 2.1, for use in the Consumer Field.

        (b)     In the event that a Consumer Field User shall suffer Lost Profits (calculated in the manner set forth in Section 3.3(c)) in excess of Five Million Dollars (U.S. $5,000,000) in any calendar year, then such Consumer Field User may submit a written notice to Cutera or any Cutera Affiliates (a “Lost Profits Notice”) specifying its aggregate Lost Profits for such calendar year and enclosing copies of (A) the Independent Study (as defined below) supporting such calculation and (B) this Agreement. Within one hundred and eighty (180) days after receipt thereof, Cutera or Cutera Affiliate, as applicable shall (1) remit payment to such Consumer Field User, to such bank account designated in the Lost Profits Notice, in an amount equal to the difference between such Lost Profits and Five Million Dollars (U.S. $5,000,000) or (2) provide to such Consumer Field User a detailed written critique of such calculation, propose a revised calculation of such Consumer Field User’s Lost Profits based on a new Independent Study, and enclose a copy of such Independent Study. In the event that Cutera or such Cutera Affiliate, as applicable, shall propose a revised calculation, Cutera or such Cutera Affiliate, as applicable, and such Consumer Field User shall meet within thirty (30) days thereafter to attempt in good faith to negotiate an agreed level of Lost Profits, or otherwise settle the dispute. In the event that Cutera or such Cutera Affiliate, as applicable, and such Consumer Field User shall fail to reach agreement at such meeting, either of them may bring a lawsuit in any court of competent jurisdiction to resolve such dispute.

        (c)     The Lost Profits of such Consumer Field User for a calendar year during the Sublicense Term shall be determined as follows. Such Consumer Field User shall retain, at its expense, a nationally-recognized economic consulting firm to determine, for such year, on the basis of accepted accounting, market research, sampling and survey methodology, (A) the sales by Cutera, Cutera Affiliates, Cutera Sublicensees and Cutera’s agents for such year of Licensed Products, commercialized pursuant to the sublicense under the Anderson Patents granted to Cutera and Cutera Affiliates by Palomar under Section 2.1, that displaced sales by or on behalf of such Consumer Field User of products, intended for use in the Consumer Field, that use optical radiation for therapeutic or cosmetic effect, and (B) the sales of such products for such year by such Consumer Field User and its affiliates, sublicensees and agents that displaced sales of such Licensed Products by or on behalf of Cutera or Cutera Affiliates, (C) the average net profit of such Consumer Field User for each unit of product sold (on a country-by-country basis, as relevant), (D) the loss of sales resulting from net off-label sales, calculated on the basis of (A) and (B), and (E) the lost profits attributable to such net off-label sales, calculated on the basis of (C) and (D) (the “Lost Profits”). Such determinations shall be summarized and documented in a report prepared by such nationally-recognized economic consulting firm (the “Independent Study”).

        (d)     All Consumer Field Users are hereby granted third-party beneficiary rights with respect to the provisions of this Section 3.3 provided that Palomar has granted such Consumer Field Users such rights in writing.

    3.4.     Other Provisions.

        (a)     The provisions of this Section 3 shall apply to Cutera Sublicensees and Cutera Affiliates to the same extent as Cutera. The provisions of this Section 3 shall be in effect for only as long as the Sublicense Term, and further shall be in effect with respect to any particular Consumer Field User for only as long as such Consumer Field User has an exclusive sublicense under the Anderson Patents in a field that in whole or in part falls within the Consumer Field, provided that the end of the Sublicense Term shall not affect any obligations of Cutera or Cutera Affiliates under this Section 3 that have accrued as of the end of the Sublicense Term.

        (b)     Palomar represents and warrants to Cutera as of the Effective Date that (i) the Gillette Agreement, excluding exhibits and redactions of other commercially sensitive information, and attached hereto as of the Effective Date as Appendix A, is true and complete and in effect as of the Effective Date, and (ii) such excluded exhibits and redactions do not alter the definitions of “Female Accessory Product”, “Consumable” or “Light-Based Accessory Product” contained in the unredacted portions of the Gillette Agreement attached hereto.

4.     Compensation.

    4.1.     Flow-Chart. Attached hereto as Exhibit E are flow-charts showing how to determine royalty payments for the Sale of Licensed Products in accordance with the provisions of this Section 4. The Parties intend for those flow-charts and the provisions of this Section 4 to be read and construed as one document in order to understand the royalty obligations hereunder.

    4.2.     Royalties Arising from Past Sales.

        (a)     Payment. Cutera’s good faith estimate of the aggregate amount of royalties due pursuant to Section 4.4 for Sales of Licensed Products by Cutera and Cutera Affiliates accruing before April 1, 2006, plus interest at the Applicable Rate (as defined below) calculated on a compound basis with a calendar quarterly compounding period from the date of the applicable Sale until the Effective Date, is equal to Fifteen Million Two Hundred Thousand Dollars (U.S. $15,200,000). Cutera shall pay to Palomar such amount within two (2) days of the Effective Date. Such amount is exclusive of any amounts payable by Cutera to Palomar pursuant to the Settlement Agreement, including pursuant to Section 3(a)(ii) of the Settlement Agreement. The payments required by this Section 4.2 shall be made by wire transfer, without deduction for any taxes or other charges, as provided in Section 4.11.

        (b)     Audit. Such Sales of Licensed Products that give rise to the payment in Section 4.2(a) and applicable interest shall be auditable for a period of seven (7) years from the date of each such Sale as contemplated by Sections 4.9 and 4.10, and Cutera shall be responsible for any under-payment of the amount owed Palomar under this Section 4.2 notwithstanding the terms of this Agreement and the Settlement Agreement (including any release thereunder). The Parties acknowledge and agree that any initial under-payment under this Section 4.2 (the “Initial 7.5% Under-Payment”) shall not constitute a material breach of this Agreement, but Cutera shall be required to pay the Initial 7.5% Under-Payment in full, plus interest at a rate equal to the rate of interest specified in Section 4.11 (calculated on a compound basis with a monthly compounding period from the date of the applicable Sale until the date payment is made, or if any portion of the Initial 7.5% Under-Payment cannot reasonably be related to any such Sale so as to determine the start date for such interest calculation, then from April 1, 2005 for such portion), and not the Applicable Rate, and failure by Cutera to pay the Initial 7.5% Under-Payment, plus such interest, in full within forty-five (45) days following notice thereof shall constitute a material breach of this Agreement by Cutera. For clarity, only one rate of interest shall apply to any Sale of Licensed Product, or any portion of Net Sales, not initially reported by Cutera that gives rise to or results in the Initial 7.5% Under-Payment, which rate of interest shall be equal to the rate of interest specified in Section 4.11 and not the Applicable Rate.

        (c)     Definition. For purposes of this Agreement, the “Applicable Rate” shall mean a rate, starting from the first Sale of Licensed Product until the payment date, published in The Wall Street Journal, Eastern United States Edition (“WSJ”) as the prime lending rate. For clarity, the interest calculation required using the Applicable Rate under Section 4.2(a) shall be computed as follows: the amount in U.S. dollars for a Sale occurring on, for example, January 14, 2004 would be subject to the applicable prime interest rate as published in the WSJ on January 14, 2004, then a different rate of interest when the prime rate of interest as published in the WSJ changes, then a different rate of interest when the prime rate of interest as published in the WSJ again changes, and so on until the payment date.

    4.3.     No Payments for Certain Cutera Products. The Parties acknowledge and agree that no royalties are due hereunder for the Sale of (1) Cutera Other Products, except as provided in Section 4.4(c) to the extent that a Cutera Other Product becomes a Cutera Combination Product hereunder, or (2) Cutera Other Modules, except as provided in Section 4.4(c) upon their Sale as part of or for use with a Cutera Combination Product, provided that the foregoing conclusion that no royalties are due shall depend on the proper categorization of the module, product, system, component or accessory in question as a Cutera Hair Module or Cutera Other Module, or as a Cutera Hair Product or Cutera Combination Product or Cutera Other Product, as applicable hereunder.

    4.4.     Royalties Payable by Cutera for Net Sales.

        (a)     Cutera Hair Products and Cutera Modules Added Thereto.

            (i)     Cutera shall pay to Palomar royalties on Net Sales of each Cutera Hair Product, in all countries where the manufacture, use, sale, offer for sale or importation of such Cutera Hair Product infringes a Valid Claim of the Anderson Patents, equal to seven and one half percent (7.5%) of such Net Sales.

            (ii)     In the event that a Cutera Hair Module is Sold for use with a previously Sold Cutera Hair Product, Cutera shall pay to Palomar royalties of seven and one half percent (7.5%) on Net Sales attributable to such Cutera Hair Module in all countries where the manufacture, use, sale, offer for sale or importation of such Cutera Hair Module infringes a Valid Claim of the Anderson Patents.

            (iii)     In the event that a Cutera Other Module is Sold for use with a previously Sold Cutera Hair Product, (1) no royalties already paid or owed to Palomar for the previous Sale of such Cutera Hair Product hereunder shall be creditable or refundable and there shall be no right of set-off with respect thereto, and (2) no royalties shall be owed Palomar hereunder on the Net Sales attributable to such Cutera Other Module.

        (b)     Cutera Other Products, and Cutera Modules Added Thereto.

            (i)     No royalties shall be owed Palomar hereunder by Cutera on the Sale of Cutera Other Products.

            (ii)     In the event that a Cutera Hair Module is Sold for use with a previously Sold Cutera Other Product, (1) no royalties shall be owed hereunder for the previous Sale of the Cutera Other Product, and (2) Cutera shall pay to Palomar royalties of seven and one half percent (7.5%) on Net Sales attributable to such Cutera Hair Module in all countries where the manufacture, use, sale, offer for sale or importation of such Cutera Hair Module infringes a Valid Claim of the Anderson Patents.

            (iii)     In the event that a Cutera Other Module is Sold for use with a previously Sold Cutera Other Product, no royalties shall be owed Palomar hereunder on the Net Sales attributable to such Cutera Other Module.

        (c)     Royalties Payable by Cutera on Cutera Combination Products.

            (i)     Amount. Cutera shall pay to Palomar a seven and one half percent (7.5%) royalty on the percentage set forth in the table below of the Aggregate Net Sales (as defined below) attributable to the Sale of each Cutera Combination Product, in all countries where the manufacture, use, sale, offer for sale or importation of such Cutera Combination Product infringes a Valid Claim of the Anderson Patents:

Type of Cutera Combination Products
Number of Cutera Hair Modules	Number of Cutera Other Modules	Percentage of Aggregate Net Sales To Use to Calculate Royalty Amount Owed
None	One or more	Zero percent (0%), i.e., no royalty due

One or more	None	One hundred percent (100%)

Only one	One or more	Fifty percent (50%)

More than one	One or more	Seventy percent (70%)

            (ii)     Calculation of Royalties. For purposes of calculating royalties on the Sale of Cutera Combination Products, and Cutera Modules for them, the “Aggregate Net Sales” shall be used, wherein such term shall mean all of the Net Sales attributable to all the components of a particular Cutera Combination Product, i.e., the Cutera Combination Product and all associated Cutera Modules, whether one or more than one Sales were involved. Accordingly, upon each Sale of a Cutera Combination Product, or a Cutera Module associated therewith, the royalties due Palomar shall be calculated or recalculated, as the case may be, as follows:

                (1)     On the first Sale of a Cutera Combination Product, the royalty shall be calculated as provided in the table above on the Net Sales attributable to such Cutera Combination Product (including any Cutera Modules Sold therewith), which shall be the Aggregate Net Sales for such purposes;

                (2)     For a Cutera Combination Product previously Sold, upon the Sale of a Cutera Module to be used with such Cutera Combination Product, the Net Sales from clause (1) above and the Net Sales attributable to such Cutera Module shall be summed to give the Aggregate Net Sales, and the royalty shall be calculated as provided in the table above, with the understanding that the percentage of Aggregate Net Sales to be used to calculate the royalty owed may change if the type of Cutera Combination Product were to change as a result of the Sale of such Cutera Module, and either (A) a credit shall be taken by Cutera if and only to the extent that Cutera has already paid royalties on such Cutera Combination Product (and no other Cutera Product) in excess of the new royalty calculated, or (B) an additional amount shall be paid by Cutera to Palomar for any increase in the royalties owed; and

                (3)     The process in clause (2) above shall be repeated for each Sale of a Cutera Module to be used with such Cutera Combination Product.

Exhibit F sets forth examples of calculating royalties owed for the Sale of Cutera Combination Products.

            (iii)     Counting Cutera Modules. With respect to the foregoing table in Section 4.4(c)(i), for purposes of determining the number of Cutera Modules associated with a particular Cutera Combination Product:

                (1)     Each separate Cutera Module shall count as either a Cutera Hair Module or a Cutera Other Module, even if such module may be used for multiple treatment purposes (e.g., a Cutera Other Module that was marketed for treatment of both wrinkles and acne would count as one Cutera Other Module for the tally); and

                (2)     Each Cutera Module may only be associated with a single Cutera Combination Product, even if such Cutera Module is used with more than one Cutera Combination Product, and each Cutera Module shall be associated with that Cutera Combination Product that gives to the greatest extent possible an equal number of each type of Cutera Module to all of the Cutera Combination Products that use such Cutera Module.

    4.5.     Royalties – General. The following provisions shall apply to all royalties due under any provision of Section 4:

        (a)     Limited Right of Set-Off. Except as expressly provided in Sections 4.4(c), 4.10 and 4.11, all royalties owed or paid to Palomar pursuant to this Section 4 shall be non-creditable and non-refundable and there shall be no right of set-off with respect thereto, provided that Cutera may credit any over-payment made by Cutera to Palomar hereunder (or under the Settlement Agreement as set forth therein) against future amounts owed Palomar hereunder but otherwise Palomar shall not be obligated to reimburse any such over-payment.

        (b)     Multi-Sale Licensed Products. Royalties shall be owed to Palomar hereunder no matter whether a Licensed Product is Sold in a single transaction, or whether the various components of a Licensed Product are Sold in a series of transactions. By way of example and without limitation, if a first component of a Licensed Product that by itself is not a Licensed Product hereunder is Sold (e.g., an item that is used to remove tattoos but is not a Licensed Product hereunder), and then thereafter a second component of a Licensed Product that, when combined or used in combination with the first component, produces a Licensed Product hereunder is then Sold (e.g., a piece that, when used with the item for tattoo removal, produces optical radiation for hair removal), royalties shall be owed to Palomar on the Net Sales attributable to all the components that make up the Licensed Product (for this example, the sum of the Net Sales attributable to the Sale of the item for tattoo removal and the piece for hair removal).

        (c)     Country Issues. Royalties shall be owed and payable only on Net Sales of Licensed Products in those countries where the manufacture, use, sale, offer for sale or importation of such Licensed Product infringes a Valid Claim of the Anderson Patents, subject to the following understanding for the mutual convenience of the Parties: the determination of whether the manufacture of a Licensed Product infringes a Valid Claim of the Anderson Patents shall be determined by assuming that the entire Licensed Product for such infringement analysis is manufactured in each country in which a part of the Licensed Product that is materially involved in practicing such a Valid Claim occurs. By way of example and without limitation, if a part of a Licensed Product that is materially involved in practicing such a Valid Claim is manufactured in a first country, and another part of a Licensed Product is manufactured in a second country, for purposes of determining if a royalty is owed to Palomar hereunder on the manufacture of the Licensed Product as a whole, the entire Licensed Product shall be assumed to be manufactured in the first country, and if such Valid Claim in the first country would be, in the absence of the sublicense granted in Section 2.1, infringed by such manufacture, then a royalty shall be owed to Palomar on the Net Sale attributable to the entire Licensed Product. Similarly, if the part of the Licensed Product that is manufactured in the second country is also materially involved in practicing a Valid Claim in the second country and if such Valid Claim in the second country would be, in the absence of the sublicense granted in Section 2.1, infringed by such manufacture, then a royalty shall be owed to Palomar on the Net Sale attributable to the entire Licensed Product. The foregoing shall also apply in the event a Licensed Product is Sold as components in more than one transaction, as provided in Section 4.5(b).

        (d)     Treatment of Marketing by Others. For purposes of determining whether any module, product, system, component, accessory or other good is a Licensed Product hereunder, it is understood and agreed that all marketing activities supported directly or indirectly by Cutera or one or more Cutera Affiliates or Cutera Sublicensees (which support may include, without limitation, providing any written marketing materials, supporting any clinical trials, or providing any consideration (including by reducing amounts owed)) shall be attributed to Cutera and Cutera Affiliates for such purposes. With respect to attributing certain marketing activities by Cutera Sublicensees to Cutera and Cutera Affiliates under this Section 4.5(d), the Parties understand and agree that, once Cutera or any Cutera Affiliate learns of any such marketing activities by any Cutera Sublicensee that Cutera and Cutera Affiliates do not want to be attributed to them hereunder (the “Non-Applicable Activities”), Cutera shall notify Palomar in writing of such Non-Applicable Activities and the Cutera Sublicensee(s) involved (unless Palomar first notified Cutera of such Non-Applicable Activities, whereupon Cutera shall confirm in writing that it received such notice and intends to take the steps set forth below), and Cutera and Cutera Affiliates shall use commercially reasonable efforts to end such Non-Applicable Activities within a commercially reasonable period of time. If Cutera and Cutera Affiliates are able to end all such Non-Applicable Activities within six (6) months of first learning of any such Non-Applicable Activities, those Non-Applicable Activities shall not be attributed to Cutera and Cutera Affiliates hereunder; however, if Cutera and Cutera Affiliates are unable to end the Non-Applicable Activities within six (6) months by such efforts, Cutera and the Cutera Affiliates shall immediately (x) terminate the sublicense to such Cutera Sublicensee, and (y) stop Selling (directly or indirectly through other Cutera Sublicensees or otherwise) Licensed Products to such Cutera Sublicensee. Cutera’s and Cutera Affiliates’ full compliance with the preceding sentence shall be deemed to fully satisfy their obligations under this Section 4.5(d) with respect to Cutera Sublicensees; contingent upon such full compliance, any such Non-Applicable Activities shall not be attributed to Cutera or any Cutera Affiliate.

        (e)     Records. In addition to the records that Cutera and Cutera Affiliates are required to keep under Section 4.9, Cutera and Cutera Affiliates shall maintain such records, based on the serial number of each Cutera Product and Cutera Module, to verify any royalty calculation for Cutera Products and Cutera Modules, and such records shall be available for audit as provided in Section 4.10.

        (f)     Single Royalty. Cutera shall pay only one royalty hereunder on Net Sales attributable to each Licensed Product whether or not it is covered by more than one claim of the Anderson Patents and whether or not it infringes the Anderson Patents in more than one country.

        (g)     Waiver. By written notice to Cutera, Palomar shall have the right to waive, in its sole discretion, retrospectively or prospectively, any royalties owed or that would otherwise be owed in the future to Palomar by Cutera as a result of this Agreement, and Palomar shall have no liability of any kind whatsoever as a result of the presence or absence of any waived obligation.

    4.6.     Potential Royalty Rate Reduction.

        (a)     Potential Reduction in Royalty Rate. Subject to Section 4.6(b), if after the Effective Date Palomar grants to a Third Party a non-exclusive sublicense under the Anderson Patents within the Professional Field (but not the Consumer Field), which sublicense grants substantially similar rights as this Agreement but with a royalty rate on net sales of products whose manufacture, use or sale infringe the Anderson Patents in the United States that is a lower percentage than the percentage rate specified under Section 4.4 (i.e., 7.5%) (such lower percentage rate, the “Lower Rate”), then Palomar shall notify Cutera of the existence of any such sublicense and the Lower Rate, and the royalty percentage rate set forth in Section 4.4 shall be reduced to the Lower Rate for Net Sales of Licensed Product whose manufacture, use or sale infringe the Anderson Patents in the United States, which reduction shall become effective (except as otherwise provided in Section 4.6(b)(ii) for any Permitted Deduction) as of the date (but not before) that such Third Party has sold, in the aggregate, at least One Hundred Thousand Dollars (U.S. $100,000) in products whose manufacture, use or sale infringe the Anderson Patents in the United States giving rise to royalties payable to Palomar at the Lower Rate. Upon Cutera’s reasonable written request, Palomar shall certify to Cutera that Palomar is in compliance with this Section 4.6 for each new sublicense under the Anderson Patents granted by Palomar after the Effective Date in the Professional Field. Notwithstanding anything in this Agreement to the contrary, any such royalty reduction shall not apply to amounts already paid or payable to Palomar hereunder (including those identified in Section 4.2).

        (b)     Exceptions. Except to the extent expressly provided in clauses (ii) and (iii) below, Section 4.6(a) shall not apply to any of the following sublicenses under the Anderson Patents granted by Palomar:

            (i)     Sublicenses, or rights to sublicenses, that are in effect prior to the Effective Date, provided that Section 4.6(a) shall apply to any subsequent amendment or restatement of such existing sublicense, where such amendment or restatement changes the royalty rate;

            (ii)     Sublicenses granted by Palomar (whether by sublicense or release) applying to activities occurring only before the effectiveness of the applicable sublicense or settlement, as long as either (x) Palomar and Palomar Affiliates in the aggregate are to be paid a license fee or other settlement payment for such activities (at the time of the sublicense grant or settlement or in installments thereafter) of at least Three Million Dollars (U.S. $3,000,000), or (y) the royalty rate (i.e., the “Lower Rate” in each such case) applicable to products whose manufacture, use or sale infringe the Anderson Patents in the United States is not less than five percent (5%); if neither (x) nor (y) are true (that is, Palomar and Palomar Affiliates are not owed at least such amount and such Lower Rate is less than five percent (5%)), then and only in such situation shall the following apply:

                (1)     Palomar shall grant Cutera a “Permitted Deduction”, which shall be equal to Palomar’s good faith estimate of the difference (in U.S. dollars) between (A) the royalties payable to Palomar for the manufacture, use or sale of the applicable Third Party’s products that infringed the Anderson Patents in the United States before such sublicense/settlement, and (B) the royalties that would have been payable to Palomar if a hypothetical five percent (5%) royalty rate had been used (e.g., if the royalties payable to Palomar for past Third Party sales is $80,000, and the royalties that would have otherwise been payable to Palomar based on a hypothetical 5% royalty rate would have been $200,000, then the Permitted Deduction would be $120,000); and

                (2)     Cutera may take any such Permitted Deduction as a deduction on future royalties payable to Palomar hereunder, until such time as the Permitted Deduction is fully deducted, by reducing the percentage rate set forth in Section 4.4 to five percent (5%) for Net Sales of Licensed Products whose manufacture, use or sale infringe the Anderson Patents in the United States until such time as the amount of royalties saved by Cutera by such reduction (i.e., the difference between what Cutera would have paid Palomar at the percentage rate of seven and one half percent (7.5%) and what Cutera will have paid under the reduced percentage rate of five percent (5%)) equals the Permitted Deduction, whereupon such percentage rate shall return to seven and one half percent (7.5%).

            (iii)     Sublicenses granted by Palomar for which the consideration owed to Palomar is more than the payment of royalties on net sales, such as a bona fide license or sublicense to Palomar by such Third Party under material intellectual property rights owned or otherwise controlled by such Third Party;

            (iv)     Sublicenses granted for other than hair removal;

            (v)     Sublicenses granted to Palomar Affiliates;

            (vi)     Sublicenses granted in connection with a development and/or commercialization agreement in which Palomar has more than de minimus development or commercialization rights or obligations; and

            (vii)     Sublicenses or licenses that apply to more than the Anderson Patents, such as licenses or sublicenses to other Patents owned or otherwise controlled by Palomar.

In the event that more than one of clauses (i) to (vii) listed in this Section 4.6(b) applies to any particular sublicense/settlement with a Third Party and its Affiliates, then the clause or clause(s) most favorable to Palomar shall apply (e.g., if clause (ii) and (vi) were to apply to any Third Party sublicense, then because clause (vi) is more favorable to Palomar than clause (ii), such clause (vi) shall apply in lieu of clause (ii)).

        (c)     Exceptions to a Patent Challenge. Section 4.6 shall not apply under any circumstances if the royalty rate under Section 4.4 or elsewhere hereunder increases as a result of the terms of Section 8.3 or a Patent Challenge as specified in Section 8.5, and to the extent that any reduction has already occurred pursuant to this Section 4.6 (including if any Permitted Deduction remains outstanding), such reduction shall not operate to reduce the royalty rates specified by those Sections 8.3 and 8.5 or royalties payable to Palomar as a result thereof.

    4.7.     Royalty Disputes.

        (a)     Royalty Dispute and Escrow Account. If Palomar and any of Cutera or Cutera Affiliates shall in good faith dispute whether (i) Cutera has an obligation to pay to Palomar royalties for the Sale by Cutera or any Cutera Affiliates of any module, product, system, component or accessory, or the appropriate amount of such payment, in each case other than any Cutera Current Product, based on whether the manufacture, use or sale of such item infringes the Anderson Patents, or whether such item should be categorized as a Cutera Hair Module or Cutera Other Module, or as a Cutera Hair Product or Cutera Combination Product or Cutera Other Product, as applicable hereunder (but not based on any other dispute involving royalties, such as the amount of royalties payable on Net Sales for sales of any module, product, system, component or accessory the categorization of which is not in dispute, the application of the Net Sales definition, audit disputes, payment performance by Cutera, whether any person or entity is a Cutera Affiliate or Excluded Third Party hereunder, etc.), or (ii) any dispute regarding the applicability of Section 4.6(a) (including the amount of any Permitted Deduction, but not the actual deductions by Cutera of same once the amount of Permitted Deduction is agreed to), then in each case of (i) and (ii), the subject Parties (plus Cutera if the affected Party is a Cutera Affiliate) shall first attempt to resolve such dispute (a “Royalty Dispute”) in accordance with Section 6. If such Parties are unable to resolve a Royalty Dispute as provided in Section 6, then within seventy-five (75) days of the applicable Dispute Notice Date from Section 6.1 for such Royalty Dispute, Cutera shall deposit those royalty amounts that Palomar believes in good faith it is owed hereunder and that Cutera has failed or refuses to pay to Palomar (collectively, the “Disputed Amounts”) into an escrow account (the “Escrow Account”). The Escrow Account shall (1) be under the control of an independent escrow agent that is a U.S. recognized banking or financial institution and that is reasonably acceptable to Palomar, (2) accrue interest on all deposited Disputed Amounts at a commercially reasonable rate, and (3) require that such escrow agent distribute all deposited Disputed Amounts (plus interest and minus fees for the Escrow Account) at the mutual direction of such Parties or as provided by a court or other decision-maker agreed to by such Parties. In addition, all fees charged by such escrow agent for the Escrow Account (the “Escrow Fees”) shall be paid from the deposited Disputed Amounts, subject to recovery as provided in Section 4.7(b). All subsequent disputed or unpaid royalties related to an unresolved Royalty Dispute shall be deposited by Cutera as additional deposited Disputed Amounts in the applicable Escrow Account for such Royalty Dispute when the payment would be due hereunder for those royalties. It is understood and agreed that a new Escrow Account shall be established for a Royalty Dispute that is unrelated to any then unresolved Royalty Disputes. This Section 4.7 shall be in addition and without prejudice to any Party’s other rights or remedies hereunder.

        (b)     Costs. In the event that Cutera has deposited, or is obligated to deposit, any amounts in an Escrow Account as provided in Section 4.7(a) for a Royalty Dispute, then in the event that an unresolved Royalty Dispute is submitted for resolution to arbitration pursuant to Section 4.7(c) or, solely in the event that the obligation to arbitrate set forth herein is determined by a court of competent jurisdiction to be unenforceable or either Party seeks to enforce the results of such arbitration as provided in Section 4.7(c), there is any other suit or action regarding same, the prevailing Party in such arbitration (such prevailing Party to be identified pursuant to Section 4.7(c)), suit or action with respect to the issue(s) giving rise to such Royalty Dispute shall be entitled to recover from the losing Party all reasonable out-of-pocket fees, costs and expenses (including those of attorneys, professionals and accountants and all those arising from appeals and investigations) incurred by the prevailing Party in connection with such Royalty Dispute on or after the applicable Dispute Notice Date, as well as all applicable Escrow Fees (collectively, “Expenses”). In the event that one Party prevails on some issues, and the other Party prevails on other issues, involved in such Royalty Dispute, then each Party shall be entitled to recover from the other Party an amount equal to the product calculated by multiplying (1) the sum total of both Parties’ Expenses for such Royalty Dispute, with (2) such Party’s Winning Percentage, wherein “Winning Percentage” shall mean the (i) the sum of the monetary value of the applicable Disputed Amounts for each issue on which a Party prevailed, divided by (ii) all of the applicable Disputed Amounts.

        (c)     Arbitration. The Parties acknowledge and agree that any Royalty Dispute (as defined and limited above in Section 4.7(a)) shall be subject to the terms of this Section 4.7, and neither Party shall file any action in any court with respect to the subject matter of any Royalty Dispute except as expressly permitted under this Section . Any Party may submit any Royalty Dispute unresolved in accordance with Section 4.7(a) or within thirty (30) days of the end of the process in Section 6.1 to be finally settled by arbitration administered in accordance with the rules of the American Arbitration Association (“AAA”) in effect at the time of submission, unless such Royalty Dispute cannot be resolved without an adjudication of the material rights and/or obligations of a Third Party, in which case the remainder of this Section 4.7(c) shall not apply but Section 6.1 shall apply (unless such Third Party agrees to be bound in writing to all these arbitration terms in this Section 4.7). The arbitration shall be heard and determined by three (3) arbitrators. Cutera and Palomar shall each appoint one arbitrator and the third arbitrator shall be selected by such two Party-appointed arbitrators, or, failing agreement within sixty (60) days following the date of receipt by the respondent of the claim, by the AAA. Such arbitration shall take place in Boston, MA. The arbitration award so given (i) shall be a final and binding determination of the applicable Royalty Dispute, (ii) shall be fully enforceable in any court of competent jurisdiction, and (iii) shall not include any damages expressly prohibited by Section 5.5 but shall include the shifting of fees, costs and expenses contemplated by Section 4.7(b) (including a determination of which Party is the prevailing Party). Except in a proceeding to enforce the results of the arbitration or as otherwise required by law, neither Palomar nor Cutera nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of Palomar and Cutera.

    4.8.     Annual Reports for Annual Audits. For calendar year 2006 and each calendar year thereafter as long as royalties are owed to Palomar hereunder, Cutera shall prepare for review by the Independent Accountant (as defined in Section 4.10(a)) in connection with the Annual Audit a written annual report (each, an “Annual Report”) showing, on a country-by-country basis, for all Sales by Cutera and Cutera Affiliates: (i) the Net Sales of all Licensed Products for which royalties are owed under Section 4.4 during such year and a reasonably detailed calculation of such Net Sales, including separately identifying Sales made by Cutera and Cutera Affiliates and the calendar quarter during which those Sales were made and including the amount and reasons for any deductions from Actual Amounts; (ii) the royalties in U.S. dollars paid to Palomar during such year and royalties still owed to Palomar for such Net Sales; (iii) the dates of the first commercial sale of any new Licensed Product that occurred during such year and Cutera’s proposed categorization of such new Licensed Product, provided that such categorization shall be subject to Section 4.7; (iv) the exchange rates used in determining the amount of U.S. dollars; (v) the reclassification of any Cutera Product or Cutera Other Product from one category to another or within types of Cutera Combination Products identified in the table above, and a reasonably detailed description for such reclassification; (vi) information required by Section 4.6 concerning the Permitted Deduction (if applicable), including the amount deducted in any prior calendar year and the amount remaining, and (vii) all serial number information regarding specific examples of Cutera Combination Products and Cutera Modules for use with them, including all other information reasonably necessary, to explain any royalty calculation for Sales of such Products and Modules. Each Annual Report shall be due to the Independent Accountant on or before February 15 after the applicable calendar year. The receipt or acceptance by the Independent Accountant of any Annual Report shall not prevent Palomar from subsequently challenging the validity or accuracy of such Annual Report or royalty payments based thereon. Without limiting anything else herein, the Annual Report shall be regarded as Cutera’s and Cutera Affiliates’ confidential information and subject to the provisions set forth in Section 4.10(c).

    4.9.     Records. Cutera and Cutera Affiliates shall keep complete and accurate records for seven (7) years after the Sale of a Cutera Product or Cutera Module, including records of Net Sales of Cutera Products and Cutera Modules.

    4.10.     Audits.

        (a)     Initial Audit. After the Effective Date, Cutera and Cutera Affiliates shall permit a nationally certified, independent public accountant (which the Parties hereby agree shall include Pricewaterhouse Coopers) selected by Palomar (“Independent Accountant”) to have access during normal business hours, at Cutera and any Cutera Affiliate’s premises, to such of the records of Cutera and Cutera Affiliates as may be reasonably necessary to verify the accuracy of the royalty payments under Section 4.2, Section 3(a)(ii) of the Settlement Agreement, and interest thereon (the “Initial Audit”). In the event that such Independent Accountant concludes that additional royalties or interest thereon are owed for the period before April 1, 2006, the additional royalty shall be paid within thirty (30) days of the date Palomar delivers to Cutera such Independent Accountant’s written report so concluding, together with interest calculated in the manner provided by Section 4.2; in the event that such Independent Accountant concludes that Cutera overpaid royalties owed on past Sales of Licensed Products, then Cutera may credit such over-payment against future amounts owed Palomar hereunder but otherwise Palomar shall not be obligated to reimburse any such over-payment. The fees charged by such Independent Accountant for the Initial Audit shall be paid by Palomar unless the Initial Audit discloses that the royalties and interest payable by Cutera pursuant to Section 4.2 and Section 3(a)(ii) of the Settlement Agreement are greater than fifty thousand dollars (U.S. $50,000) more than the royalties and interest actually paid, in which case Cutera shall pay the actual fees and expenses charged by such Independent Accountant.

        (b)     Annual Audit. On or after February 15 following calendar year 2006 and each calendar year thereafter as long as royalties are owed to Palomar hereunder, Cutera and Cutera Affiliates shall permit an Independent Accountant to have access during normal business hours, at Cutera and any Cutera Affiliate’s premises, to such of the records of Cutera and Cutera Affiliates as may be reasonably necessary to verify the accuracy of the Annual Report and payments hereunder for the prior calendar year (each, an “Annual Audit”). Cutera shall only be subject to an audit one time with respect to each calendar year. The Independent Accountant shall provide a written report for each such Annual Audit to Palomar, provided that such written report shall only disclose the summary amounts and aggregated data, any additional royalties payable by Cutera or royalty overpayments previously made by Cutera, and the source of any such discrepancies and reasonable data in support thereof, provided further that such report can include the amount of royalties payable for each quarter broken out by (i) U.S. sales and (ii) all other sales (collectively the “Written Report”). In the event that such Independent Accountant concludes that additional royalties are owed for the applicable calendar year, the additional royalty shall be paid within thirty (30) days of the Independent Accountant delivers to Cutera such Independent Accountant’s written report so concluding, together with interest calculated in the manner provided by Section 4.11; in the event that such Independent Accountant concludes that Cutera overpaid royalties owed on past Sales of Licensed Products, then Cutera may credit such over-payment against future amounts owed Palomar hereunder but otherwise Palomar shall not be obligated to reimburse any such over-payment. The fees charged by such Independent Accountant for Annual Audits shall be paid by Cutera.

        (c)     Confidentiality. Palomar agrees that all Annual Reports, such Independent Accountant’s report and all information subject to review under this Section  is confidential and that only the Written Report may be disclosed to Palomar by such Independent Accountant. Palomar shall cause such Independent Accountant to retain all such information in confidence, and Palomar shall not provide all or any portion of the Written Report to MGH unless and until MGH agrees in writing to retain all such information in confidence. Palomar hereby covenants and agrees that Palomar may not use any such information for any purpose other than determining whether Cutera or any Cutera Affiliate has complied with its obligations under, and enforcing the terms of, this Agreement. Palomar further agrees that, until such time as such information is no longer confidential through no fault of Palomar, Palomar Affiliates, MGH or MGH Affiliates, Palomar shall maintain such information in confidence and treat it in a manner at least as restrictive as the manner in which Palomar treats its own confidential information of similar nature and in any event not less than with a reasonable degree of care.

    4.11.     Payments. Royalties accrued by the end of a calendar quarter shall be due and payable on the forty-fifth (45th) day following the close of each calendar quarter. The receipt or acceptance by Palomar of any royalty payment shall not prevent Palomar from subsequently challenging the validity or accuracy of such payment. Late royalty payments, together with interest thereon accruing under this Agreement from the date when due, shall be payable immediately upon discovery. Any credits to be taken by Cutera as a result of deductions to the royalties already paid shall be taken from the next payment due hereunder. All payments under this Agreement shall be made when due hereunder in U.S. dollars by transfer to Palomar to the bank account specified below or such other bank account as Palomar may designate from time to time. Any payments which fall due on a date which is a legal holiday in the jurisdiction in which the bank account resides may be made on the next following day which is not a legal holiday in such jurisdiction. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of one and one-half percent (1.5%) per month or the highest rate permitted by applicable law, for clarity, excluding the payment actually made pursuant to Section 4.2(a) but including interest on any Initial 7.5% Under-Payment owed pursuant to Section 4.2(b). Interest payable shall be calculated on a compound basis with a monthly compounding period from the date the payment was due until the date payment is received by Palomar.

Bank Name: Banknorth
Bank Address: 370 Main Street
Worcester, MA 01608
Palomar Medical Technologies, Inc.
Account No. 8241022982
ABA No. 211370545

    4.12.     Taxes and Other Charges. In addition to any other amounts due hereunder, Cutera and Cutera Affiliates shall pay all foreign, federal, state, municipal and other governmental excise, sales, use, property, customs, import, value added, gross receipts and other taxes, fees, levies and duties of any nature now in force or enacted in the future that are assessed upon or with respect to the manufacture, use, offer for sale, sale or importation of the Licensed Products, any royalties or other payments made or owing hereunder, or otherwise arising in connection with this Agreement or any transactions contemplated hereby, but excluding taxes based on Palomar’s net income. If Cutera is required by law to make any deduction or withhold from any sum payable to Palomar by Cutera hereunder, then the sum payable by Cutera upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Palomar receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Palomar would have received and retained in the absence of such required deduction or withholding.

    4.13.     Mutual Convenience of the Parties. The royalty obligations set forth hereunder (including the royalties payable on Licensed Products manufactured in more than one country as provided in Section 4.5(c) and Section 4.7 addressing Royalty Disputes), have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties to Palomar. Cutera and Cutera Affiliates each hereby stipulates to the fairness and reasonableness of such royalty obligations and covenants not to allege or assert, or allow any Cutera Sublicensees, or allow, cause or encourage or support any Third Party to allege or assert, that such royalty obligations are unenforceable or illegal in any way or amount to patent misuse. Notwithstanding the acknowledgments and restrictions contained in this Section 4.13, upon learning or being notified of any employee or consultant of Cutera or any Cutera Affiliate, who is not a director or officer thereof, making statements or otherwise taking actions contrary to any such acknowledgments or restrictions, Cutera and Cutera Affiliates shall promptly use commercially reasonable efforts to end such statements and actions, and the prompt exercise of such commercially reasonable efforts shall be deemed to satisfy Cutera’s and Cutera Affiliates’ covenants set forth in the immediately preceding sentence with respect to such employee or consultant, it being understood that those acknowledgments and restrictions shall apply without qualification to all others, including directors and officers of Cutera and Cutera Affiliates.

5.     Representations and Warranties with License; Disclaimer; No Consequentials; Covenants Not to Sue.

    5.1.     General. Each of Cutera and Palomar represents and warrants to the other as of the Effective Date that:

        (a)     it is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and has full corporate power and authority to enter into this Agreement;

        (b)     it has all sufficient right and authority to grant the sublicenses, covenants not to sue specified in Section 5.6 and the other rights granted to the other Party and its Affiliates hereunder;

        (c)     this Agreement has been duly executed and delivered by it and is a binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, and to general equitable principles; and

        (d)     it is not subject to a petition for relief under any bankruptcy legislation, it has not made an assignment for the benefit of creditors, it is not subject to the appointment of a receiver for all or a substantial part of its assets, and it is not contemplating taking or becoming subject to any of the foregoing.

    5.2.     By Cutera. Cutera represents and warrants to Palomar as of the Effective Date that (i) together, Exhibit C and Exhibit D contain a complete and accurate list of all products and systems, and components, accessories and replacement parts for use therewith, Sold by Cutera or any Cutera Affiliates as of the Effective Date, whose manufacture, use or sale infringes one or more Valid Claims of the Anderson Patents, and (ii) Exhibit A contains a complete and accurate list of all persons or entities that are Cutera Affiliates or Cutera Covenanting Affiliates as of the Effective Date as contemplated by Section 1.1(b).

    5.3.     By Palomar. Palomar represents and warrants to Cutera as of the Effective Date that Exhibit B contains a complete and accurate list of all Patents issued or pending as of the Effective Date that claim priority (directly or indirectly) to one or the other Patent applications that issued as U.S. Patent Nos. 5,595,568 or 5,735,844.

    5.4.     Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, OR ARISING BY CUSTOM OR TRADE USAGE, WITH RESPECT TO THE LICENSED PRODUCTS, PALOMAR CURRENT PRODUCTS (AS DEFINED BELOW), ANDERSON PATENTS OR ANY OTHER ITEMS OR RIGHTS PROVIDED HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, (i) THAT ANY PRODUCT OR SYSTEM, OR ITS DEVELOPMENT, MANUFACTURE, MARKETING, SALE, IMPORTATION, DISPOSITION OR USE, OR ANY OTHER ACTIVITIES CONTEMPLATED BY THIS AGREEMENT, SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF ANY THIRD PARTY, (ii) AS TO THE QUALITY OR PERFORMANCE OF ANY SUCH ITEMS, OR (iii) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT.

    5.5.     No Consequential Damages. OTHER THAN FOR CUTERA’S AND CUTERA AFFILIATES’ INDEMNIFICATION OBLIGATIONS CONTAINED IN SECTION 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS OR LOSS OF USE), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR ANY CAUSE OF ACTION RELATING TO THE LICENSED PRODUCTS, PALOMAR CURRENT PRODUCTS, ANDERSON PATENTS OR ANY OTHER ITEMS OR RIGHTS PROVIDED HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH PARTY KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE.

    5.6.     Covenants Not to Sue.

        (a)     By Palomar. Palomar hereby covenants that Palomar and Palomar Affiliates shall not sue or assert any claim or counterclaim against any Cutera Parties, or support or encourage any Third Party to do any of the foregoing, on the basis that the manufacture, have manufactured, use, sale, offer for sale or importation of any Cutera Current Products (but no other goods or services) in the Professional Field, occurring before or on the Effective Date, or after the Effective Date until the end of the Term (but not thereafter), constitutes patent infringement of any Subject Palomar Claims. Palomar shall impose the foregoing covenant on any Third Party to which Palomar or any Palomar Affiliate may after the Effective Date Transfer any Subject Palomar Claims in the Professional Field along with the right to enforce the same in the Professional Field. For clarity, nothing contained in this Section 5.6(a) shall limit any remedies under any Patents in the Consumer Field.

        (b)     By Cutera. Cutera hereby covenants that Cutera and Cutera Covenanting Affiliates shall not sue or assert any claim or counterclaim against any Palomar Parties, or support or encourage any Third Party to do any of the foregoing, on the basis that the manufacture, have manufactured, use, sale, offer for sale or importation of any Palomar Current Products (but no other goods or services) in the Professional Field, occurring before or on the Effective Date, or after the Effective Date until the end of the Term (but not thereafter), constitutes patent infringement of any Subject Cutera Claims. Cutera shall impose the foregoing covenant on any Third Party to which Cutera or any Cutera Covenanting Affiliate may after the Effective Date Transfer any Subject Cutera Claims in the Professional Field along with the right to enforce the same in the Professional Field. For clarity, nothing contained in this Section 5.6(b) shall limit any remedies under any Patents in the Consumer Field.

        (c)     Breach of Contract. Nothing contained in this Section 5.6 shall limit any Party’s remedies with respect to a breach of this Agreement, the Settlement Agreement or the Litigation Filings.

        (d)     Term of Section 5.6 Covenants. For clarity, the covenants contained in Sections 5.6(a) and 5.6(b) shall apply to all activities that occur before and during the Term, but not thereafter. Thus, after this Agreement expires, such covenants shall continue to apply to those activities that have already occurred but shall not apply to any activities occurring after the Term ends.

        (e)     Definitions. For purposes of this Agreement:

            (i)     “Allowed Improvements” shall mean only those changes or improvements (hereinafter referred to as “changes” and “changed” products in this Section 5.6(e)) to either a Cutera Current Product or Palomar Current Product, as applicable, that satisfies each of the two following criterion:

                (1)     such change is not a substantial modification to the functionality of the applicable product (for example, each of the following changes amounts to a substantial modification to functionality and thus do not satisfy this clause (1) and is not an “Allowed Improvement” hereunder: changes providing a different method of treatment, or changing the type of light source employed (e.g., flashlamp changed to laser diode); excluding those changes in the immediately preceding parenthetical of this clause (1), for clarity, each of the following changes does not amount to a substantial modification to functionality: changes to a user interface, software changes, changes to power source, changes to a treatment spot size, changes in wavelength or the way in which optical radiation is applied to the skin (e.g., lenses), changes in filter properties, changes in or additions of tissue cooling apparatus, changes in pulse duration and changes in output energy, fluence or optical intensity; and

                (2)     the making, using or selling of such changed product does not infringe any claims of the Subject Palomar Claims or Subject Cutera Claims, respectively (i.e., for a Cutera Current Product, the Palomar Subject Claims, and for a Palomar Current Product, the Cutera Subject Claims), that the product before such change(s) and in the form sold as of the Effective Date, did not infringe; that is, if the changed product infringes a claim of the other Party’s Subject Claims that the product as of the Effective Date did not, then such changed product does not satisfy this clause (2) and is not an “Allowed Improvement” to such product hereunder. For clarity, the foregoing infringement test (w) shall be on a claim-by-claim (not Patent-by-Patent) basis, (x) shall be conducted only on U.S. Patents and no others, (y) shall apply only to claims of issued U.S. Patents, provided that once a U.S. patent application issues that is either Party’s Subject Claim hereunder, then the foregoing infringement test shall be run for such newly issued U.S. Patent (looking back to the Effective Date for the product before such changes and as of the issuance date for the changed product), and (z) likewise, shall apply to any newly acquired or in-licensed Subject Claims for either Party (again, looking back to the Effective Date for the product before such changes and as of the license or acquisition date for the changed product).

            (ii)     “Cutera Covenanting Affiliates” shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Cutera, in each case only for so long as such person or entity satisfies the foregoing requirements.

            (iii)     “Cutera Current Products” shall mean (1) only the Cutera Combination Products and handpieces listed in Exhibit C under the heading “List of Cutera Combination Products”, (2) only the Cutera Hair Products and handpieces listed in Exhibit D, and (3) only the Solera Titan System which is not sold for use with a PW770 handpiece, in each case of clauses (1), (2) and  (3) substantially in the configurations Sold or marketed by Cutera or Cutera Affiliates in the United States as of the Effective Date, solely as described and depicted in the brochures set forth in Exhibit G for each such product, plus only Allowed Improvements thereto, regardless of the model number or product name associated with such product or configuration; any changes to such products that are not Allowed Improvements to the applicable product shall not, nor shall the changed product resulting therefrom, be covered by the covenants set forth in Section 5.6(a). Upon any change to any such products that is not an Allowed Improvement hereunder, the entire changed product in question, even with respect to those portions incorporating technology that was covered as of the Effective Date by the covenants set forth in Section 5.6(a), shall not be covered by the covenants set forth in Section 5.6(a). For purposes of this Section 5.6(e)(iii) and Section 5.6(e)(vi), for clarity, the references to “United States” therein shall not limit the geographical scope to which the covenants contained in Sections 5.6(a) and 5.6(b) apply but shall limit the identity and configurations of the products subject to such covenants.

            (iv)     “Cutera Parties” shall mean Cutera and Cutera Affiliates, all of their respective officers, directors, employees, agents, trustees, attorneys, heirs, administrators, executors, successors and assigns, customers, suppliers, importers, manufacturers, distributors and any other Third Party that makes, uses, sells, offers for sale or imports any Cutera Current Products.

            (v)     “Palomar Parties” shall mean Palomar and Palomar Affiliates, all of their respective officers, directors, employees, agents, trustees, attorneys, heirs, administrators, executors, successors and assigns, customers, suppliers, importers, manufacturers, distributors and any other Third Party that makes, uses, sells, offers for sale or imports any Palomar Current Products.

            (vi)     “Palomar Current Products” shall mean only the products of Palomar listed on Exhibit H-1, in each case substantially in the configurations Sold or marketed by Palomar or Palomar Affiliates in the United States as of the Effective Date, solely as described and depicted in the brochures set forth in Exhibit H-2 for each such product, plus only Allowed Improvements thereto, regardless of the model number or product name associated with such product or configuration; any changes to such products that are not Allowed Improvements to the applicable product shall not, nor shall the changed product resulting therefrom, be covered by the covenants set forth in Section 5.6(b). Upon any change to any such products that is not an Allowed Improvement hereunder, the entire changed product in question, even with respect to those portions incorporating technology that was covered as of the Effective Date by the covenants set forth in Section 5.6(b), shall not be covered by the covenants set forth in Section 5.6(b).

            (vii)     “Subject Cutera Claims” shall mean all Patents owned or otherwise controlled or for which there is the right to bring any action for infringement (including by way of license) by Cutera or any Cutera Covenanting Affiliate on or after the Effective Date (including, for clarity, all Patents first so owned or controlled (including by way of license) on or after the Effective Date as the result of any Acquisition (as defined in Section 2.2(e)(i)) by Cutera or any Cutera Covenanting Affiliate or any Assignment of this Agreement by Cutera or any Cutera Affiliate).

            (viii)     “Subject Palomar Claims” shall mean all Patents owned or otherwise controlled or for which there is the right to bring any action for infringement (including by way of license) by Palomar or any Palomar Affiliate on or after the Effective Date (including, for clarity all Patents first so owned or controlled (including by way of license) on or after the Effective Date as the result of any Acquisition by Palomar or any Palomar Affiliate or any Assignment of this Agreement by Palomar).

6.     Disputes.

    6.1.     Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to any Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties agree to adhere to the following procedures if and when a dispute arises under this Agreement: by a written notice sent by a Party, any such disputes shall be first referred to executive officers designated by each affected Party (plus Cutera if the affected Party is a Cutera Affiliate) (the date of such notice, the “Dispute Notice Date”). If such executive officers are unable to resolve such a dispute within thirty (30) days of the Dispute Notice Date, the matter shall be presented to the chief executive officers of such Parties, or their respective designees (which designees must be senior executives), for resolution through good faith discussions. In the event that the chief executive officers or their designees cannot resolve the dispute within thirty (30) days of being requested by a Party to resolve a dispute, any such Parties may take such other lawful action as such Party deems appropriate in its sole discretion, including pursuing litigation against the others, except with respect to a Royalty Dispute, which shall be governed by Section 4.7(c).

    6.2.     Equitable Relief. Notwithstanding the dispute resolution procedures set forth in Sections 4.7(c) and 6.1, but subject to the limited restriction on equitable relief for Palomar in paragraph (II) of Section 8.3(a), in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) without submitting to the applicable dispute resolution procedure if there is a reasonable likelihood of the occurrence of irreparable harm during the period of the applicable dispute resolution procedure.

    6.3.     Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the dispute resolution procedures set forth in Sections 4.7(c) and 6.1 are pending, and the Parties shall cooperate in taking all actions reasonably necessary to achieve such a result.

7.     Indemnification by Cutera. Cutera and Cutera Affiliates shall indemnify, pay on demand, defend and hold Palomar and Palomar Affiliates and their respective directors, officers, employees and agents harmless from and against any and all claims, demands, actions, losses, liabilities, damages and expenses (including reasonable costs and expenses of attorneys, professionals and accountants) (collectively, “Losses”) that arise out of or are incurred in connection with development or manufacture of any Licensed Products or the marketing, distribution, sale, disposition or use by anyone (including Cutera, Cutera Affiliates, Cutera Sublicensees and any of their agents, resellers and customers) of any such Licensed Products or provision by anyone of any related services. The foregoing shall include, without limitation, indemnification by Cutera and Cutera Affiliates against all Losses that arise out of or are incurred in connection with (i) any representation, warranty or agreement that is made by Cutera or any Cutera Affiliates (or any Cutera Sublicensees or agents or resellers of the foregoing) to or with any reseller, customer or other Third Party with respect to any Licensed Product or related service or that otherwise arises out of any such transaction, or (ii) any claim that any such Licensed Product or part thereof is defective (whether in design, materials, workmanship or otherwise) or that otherwise relates to any attribute, condition or failure of any such Licensed Product, including any claim of product liability (whether brought in tort, warranty, strict liability or other form of action) or negligence. Palomar may participate at its own expense in the defense of any such Losses. Notwithstanding the foregoing, Cutera shall have sole control of any such defense, provided that Cutera and Cutera Affiliates, in the defense of any such Losses, shall not, except with the approval of Palomar, consent to entry of any judgment or enter into any settlement which (1) would result in injunctive or other relief being imposed against Palomar, or (2) does not include as a term thereof the giving by the claimant to Palomar an unconditional release from all liability in respect to such Losses.

8.     Term; No Termination.

    8.1.     Term. This Agreement shall become effective as of April 1, 2006 (subject to the last sentence of Section 2 of the Settlement Agreement), and shall remain in full force and effect (unless otherwise shortened as provided in Section 8.4) until the later of (i) the date there are no more Valid Claims contained within the Anderson Patents; provided that for purposes only of determining the foregoing date, the Other Anderson Patents shall not be taken into consideration, or (ii) the date there are no more Valid Claims subject to the covenants not to sue contained in Section 5.6, provided however that Cutera and the Cutera Affiliates shall not owe any royalty on Sales made after there are no more Valid Claims contained within the Anderson Patents (the “Term”). This Agreement is not terminable for any reason.

    8.2.     Effect of Expiration. Expiration of this Agreement shall not affect any rights or obligations of the Parties, including the payment of amounts due, which have accrued up to the date of such expiration. Upon expiration of this Agreement, the provisions of Sections 1, 2.2(b), 3.4(a), 4.5(a), 4.5(e), 4.5(g), 4.7 to 4.13, 5.4, 5.5, , 6, 7, 8 and 9 shall survive and shall continue in full force and effect in accordance with their terms.

    8.3.     Consequences of Breach.

        (a)     Breach and Exclusive Remedies. If Palomar or any Palomar Affiliates on the one hand or Cutera or any Cutera Affiliates on the other breaches this Agreement and such breach remains uncured for more than (i) twenty (20) days in the case of nonpayment or (ii) forty-five (45) days in the event of any other breach, in each case of clauses (i) and (ii) after the receipt by the breaching Party of notice specifying the breach and requiring its remedy, provided, in each case of clauses (i) and (ii), prior to such notice being delivered, the Parties had fully complied with Section 6.1 (except as may otherwise be provided in Section 6.2);

then on each such occasion, the non-breaching Party shall have the right:

            (I)            to seek monetary damages for such breach, whether or not cured, and/or

            (II)            to seek equitable relief (including restraining orders, specific performance or other injunctive relief) to prevent such uncured breach from continuing or such breach from occurring again in the future; provided, that in no event under this paragraph (II) shall Palomar have the right to seek any such equitable relief, under this Agreement, the Settlement Agreement, the Litigation Filings or the Anderson Patents, to prevent Cutera or any of Cutera Affiliates or Cutera Sublicensees from making, using, selling, offering for sale or importing any Licensed Product (including those activities necessary for the development and commercialization of any such Licensed Product, such as purchasing supplies and parts for, distributing, marketing, promoting, servicing, testing and exporting the same) to the extent (but only to the extent) such Licensed Product falls within the scope of the sublicense grant set forth in Section 2.1. For avoidance of doubt and without limitation, the foregoing limited restriction on Palomar’s equitable relief under this paragraph (II) shall not apply (i) to any activities within the Consumer Field, (ii) to any of Cutera’s or Cutera Affiliates’ obligations under Section 3.2, or (iii) to any Patents other than the Anderson Patents (unless and only to the extent that for this clause (iii) Palomar’s covenant not to sue under Section 5.6(a) should apply, and then only because of such covenant and not the foregoing proviso of this paragraph (II));

        provided that:

                (A)     If Cutera materially breaches this Agreement and fails to cure such material breach within the applicable time period specified above, without prejudice to any of Palomar’s other rights or remedies under this Section 8.3, Palomar may elect by written notice from Palomar to Cutera to require from the date of Cutera’s receipt of notice from Palomar of the occurrence of such material, uncured breach until the end of the Term that (i) the royalty rate payable under Section 4.4 shall increase from seven and one half percent (7.5%) to fifteen percent (15%), and (ii) all past royalties owed to Palomar as a result of such royalty increase shall be due with the next payment due Palomar under Section 4.11; and

                (B)     the Parties acknowledge and agree that the remedies provided for in this Section 8.3 are the sole and exclusive remedies for any breach of this Agreement, and no breach of this Agreement or the Settlement Agreement or the Litigation Filings shall constitute grounds for termination of this Agreement or any of the rights or obligations set forth herein.

            (b)     Exemplary Material and Non-Material Breaches. To clarify what amounts to a material and non-material breach under this Agreement, the Parties acknowledge and agree that:

                (i)         Breach of the following is material:

                    (1)         Substantial non-compliance with the audit process specified in Section 4.10;

                    (2)         provisions limiting the sublicense grant set forth in Section 2.1 to outside the Consumer Field (including Section 2.1 itself and Sections 2.2(a), 2.2(b) and 3.2);

                    (3)         Failure to pay any amounts owed Palomar hereunder after notice from Palomar in accordance with Section 8.3(a) and Cutera’s failure to cure within the 20-day period provided therein;

                    (4)         provisions limiting the covenants not to sue set forth in Section 5.6 to the Professional Field;

                    (5)         failing to comply with the process of resolving any Royalty Dispute (including escrowing all Disputed Amounts in the Escrow Account as required by Section 4.7(a)) and abiding by the arbitrators’ decision; and

                    (6)         all other provisions that expressly refer to “material breach” hereunder;

                (ii)         Breach of the following is non-material:

                    (1)         unintentional underpayment under Section 4.2(a) (as set forth in Section 4.2(b));

                    (2)         all obligations concerning Excluded Third Parties (including provisions in Sections 1.1(b), 1.7, 2.2(a), 2.2(e) and 9.3(a));

                    (3)         unintentional failure to pay all amounts owed Palomar hereunder; and

                    (4)         patent marking as required by Section 2.2(c).

The Parties acknowledge and agree that the foregoing list of material and non-material breaches is illustrative only and is not intended to be exhaustive examples of either category of breach.

        (c)        Other Provisions. In support of and to clarify this Section 8.3:

            (i)         Cutera and Cutera Affiliates acknowledge and agree that that the damages to Palomar and its business resulting from any material, uncured breach by any of them may not be susceptible to precise determination, and thus that the increase in the royalty rate to fifteen percent (15%) as provided above is a reasonable approximation of such damage and shall be deemed to be liquidated damages and not a penalty.

            (ii)         Cutera, Cutera Affiliates, Palomar and Palomar Affiliates shall not directly or indirectly (a) bring, pursue, maintain, assert or raise, (b) for Cutera and Cutera Affiliates, allow, cause or support any Cutera Sublicensee to bring, pursue, maintain, assert or raise or (c) cause or support any Third Party to bring, pursue, maintain, assert or raise (in each case including in connection with any action brought by a Party or its Affiliates), in each case any claim, counterclaim, defense or other contention or assertion in any court or other governmental forum of competent jurisdiction (including any patent office) contrary to the agreements of the Parties in this Section 8.3 (including regarding any aspect or application of the fifteen percent (15%) royalty rate in accordance with the terms of this Agreement).

            (iii)         Cutera, Cutera Affiliates, Palomar and Palomar Affiliates each acknowledges and agrees that all the provisions of this Section 8.3 are reasonable, valid and necessary for the adequate protection of each of the Parties’ interests (including, for Palomar, its interest in and to the Anderson Patents), especially in light of the fact that this Agreement is non-terminable, and that none of the Parties would have entered into this Agreement without all of the provisions of this Section 8.3 (including, for Palomar, that Palomar would not have granted to Cutera and Cutera Affiliates the non-exclusive sublicense under the Anderson Patents provided for in Section 2 for the full Term even if Cutera or any Cutera Affiliate breaches this Agreement without all the provisions of this Section ).

            (iv)         In connection with any material, uncured breach by a Party or any of its Affiliates, the breaching Party and its applicable Affiliates shall reimburse the non-breaching Party for all reasonable costs and expenses of attorneys, professionals and accountants incurred by such non-breaching Party to respond to such material breach.

    8.4.     Bankruptcy. If Palomar or Cutera is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of such Party’s assets, and such petition, assignment or appointment is not dismissed or vacated within sixty (60) days, then the other Party may elect by written notice to such Party to shorten (but not extend) the Term from the period specified in Section 8.1 to one hundred and eighty (180) days after the end of such sixty (60) period.

    8.5.     Patent Challenges.

        (a)         Cutera and Cutera Affiliates shall not directly or indirectly (i) bring, pursue, maintain, assert or raise, (ii) allow, cause or support any Cutera Sublicensee to bring, pursue, maintain, assert or raise or (iii) cause or support any Third Party to bring, pursue, maintain, assert or raise (in each case including in connection with any action brought by Palomar to enforce Cutera’s obligation to pay royalties hereunder), in each case any claim, counterclaim, defense or other contention or assertion in any court or other governmental forum of competent jurisdiction (including any patent office) seeking a judgment or other decision that any claims of the Anderson Patents are invalid or unenforceable or not patentable or otherwise not proper (any such claim or other assertion, a “Patent Challenge”). In the event that any Patent Challenge is brought, pursued, maintained, asserted or raised in contravention of this Section 8.5(a), Cutera and Cutera Affiliates each understands and agrees that, in addition and without prejudice to any of Palomar’s other rights or remedies hereunder, (1) Cutera shall be in material breach of this Agreement, and (2) Cutera and Cutera Affiliates shall reimburse Palomar for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Palomar and MGH to respond to and defend any such Patent Challenge.

        (b)         At any time in Palomar’s sole discretion or in the event that (x) the enforceability or legitimacy of the prohibition on Patent Challenges contained in Section 8.5(a) is challenged in any court or other governmental forum by Cutera, any Cutera Affiliates or any Third Party (including any governmental agency), or (y) such prohibition is held to be unenforceable or otherwise not legal by any court or other governmental agency of competent jurisdiction, then Palomar may elect by written notice to Cutera, in its sole discretion, at any time, to replace such prohibition in full with the following provision: with respect to any Patent Challenge, if either (1) it is determined by a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, that any of the claims of the Anderson Patents subject to such Patent Challenge are not held invalid or unenforceable, or (2) such Patent Challenge is not maintained or diligently pursued after being brought before any such determination, in addition and without prejudice to any of Palomar’s other rights or remedies hereunder, (i) from the date such Patent Challenge is first made and thereafter, the royalty rate payable under Section 4.4 shall increase from seven and one half percent (7.5%) to ten percent (10%) (and for any such time that the fifteen percent (15%) royalty is in effect as provided in Section 8.3, to seventeen and one-half percent (17.5%)), and (ii) Cutera and Cutera Affiliates shall reimburse Palomar for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Palomar and MGH to respond to and defend such Patent Challenge. All additional royalties owed to Palomar as a result of such royalty increase shall be due within ten (10) days of the earlier of the date of such determination or the termination of such Patent Challenge before such determination.

        (c)         Cutera and Cutera Affiliates each acknowledges and agrees that the Cutera Hair Products and the Cutera Hair Modules, when used as part of a Cutera Combination Product, existing as of the Effective Date, infringe Valid Claim(s) of the Anderson Patents, and Cutera and Cutera Affiliates each covenants not to directly or indirectly (i) bring, pursue, maintain, assert or raise, (ii) allow, cause or support any Cutera Sublicensee to bring, pursue, maintain, assert or raise or (iii) cause or support any Third Party to bring, pursue, maintain, assert or raise (in each case including in connection with any action brought by Palomar to enforce Palomar’s obligation to pay royalties pursuant to Section 4.4), in each case any claim, counterclaim, defense or other contention or assertion in any judicial, governmental or other forum seeking a judgment or other decision that any of the foregoing items do not infringe any such Valid Claim(s). In the event that any such claim, counterclaim, defense or other contention or assertion is brought, pursued, maintained, asserted or raised in contravention of this Section 8.5(c), Cutera understands and agrees that it shall be in material breach of this Agreement.

        (d)         Cutera and Cutera Affiliates each acknowledges and agrees that all the provisions of this Section 8.5 are reasonable, valid and necessary for the adequate protection of Palomar’s interest in and to the Anderson Patents, and that Palomar would not have granted to Cutera and Cutera Affiliates the non-exclusive sublicense under the Anderson Patents provided for in Section 2 without all of the provisions of this Section 8.5. Palomar shall have the right, at any time in its sole discretion, to strike this Section 8.5 in part or in full from this Agreement, and Palomar shall have no liability of any kind whatsoever as a result of the presence or absence of this Section 8.5. This Section 8.5 shall not be understood or applied to alter any standing or jurisdictional requirements that may apply to any Patent Challenge.

9.     General.

    9.1.     Entire Agreement; Counterparts. Other than with respect to the Settlement Agreement and the Litigation Filings, this Agreement (including the Exhibits and Appendices) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and replaces all previous agreements, practices or courses of dealings between the Parties, whether written or oral, relating to the subject matter hereof. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

    9.2.     No Agency or Joint Venture Relationship. Nothing contained herein shall be deemed to create any association, partnership, joint venture or relationship of principal, agent, master or servant between the Parties hereto or, in the case of Palomar, any Palomar Affiliates, or, in the case of Cutera, any Cutera Affiliates, or to provide any Party with the right, power or authority to incur any obligation or make any representations, warranties or guarantees on behalf of any other Party.

    9.3.     Assignment.

        (a)         Cutera shall not, nor shall any Cutera Affiliate with respect to its rights and obligations hereunder, assign this Agreement, in whole or in part, or otherwise Transfer any of its rights or interests, nor delegate any of its obligations, hereunder, in any case whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Palomar in its sole discretion, provided that (1) Cutera may assign this Agreement as a whole to a Cutera Affiliate if such Cutera Affiliate assumes, and has the ability to perform, all of the obligations of Cutera under this Agreement, whereupon upon completion of any such permitted assignment, such Cutera Affiliate shall be treated as “Cutera” hereunder for all purposes, or (2) Cutera may assign this Agreement as a whole, and any Cutera Affiliate may assign its rights and obligations hereunder as whole, to Cutera’s or such Cutera Affiliate’s (as applicable) surviving or resulting entity in the event of an acquisition of Cutera or such Cutera Affiliate (as applicable) or any merger or other combination involving Cutera or such Cutera Affiliate (as applicable), provided that none of the Third Party(ies) involved in any such acquisition, merger or combination (including any successor entity or acquirer) is an Excluded Third Party. Any attempt to assign, Transfer or delegate all or any portion of this Agreement in violation of this Section 9.3(a) shall be void and constitute a material breach of this Agreement. Any of the following transactions shall, without limitation, be deemed an “Assignment” of a Party or any Cutera Affiliate for purposes of this Agreement (and thus subject to the prohibition set forth in the first sentence of this Section 9.3(a)): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving an entity pursuant to which the stockholders of such entity immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction; (ii) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under such Act) (other than the applicable entity), directly or indirectly, of securities of such entity representing fifty percent (50%) or more of the combined voting power of such entity’s then outstanding securities; or (iii) a sale or other disposition by an entity of assets or earning power aggregating a majority of the assets or earning power of such entity or those assets relating primarily to the subject matter of this Agreement.

        (b)         Palomar may assign this Agreement as a whole, effective upon written notice to Cutera, (1) to a Palomar Affiliate if such Palomar Affiliate assumes, and has the ability to perform, all of the obligations of Palomar under this Agreement, or (2) to any entity as part of any Assignment provided that such entity assumes, and has the ability to perform, all of the obligations of Palomar under this Agreement. Any attempt to assign all or any portion of this Agreement in violation of this Section 9.3(b) shall be void.

        (c)         This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and permitted assigns of the Parties and Cutera Affiliates. For clarity and without limiting the generality of this Section 9.3(c), any permitted assignee of Cutera or any Cutera Affiliate pursuant to Section 9.3(a) shall be bound by all of Cutera’s or such Cutera Affiliate’s, as applicable, obligations hereunder, including its royalty obligations under Section 4.4. Except as otherwise expressly provided herein (including in Sections 3.2(e) and 3.3(d)) and for the potential non-Party indemnitees identified in Section 7, there shall be no third-party beneficiaries, either express or implied, to this Agreement.

    9.4.     Severability. Except as otherwise expressly provided herein, if any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable (including the terms of Section 8.5) by a court of competent jurisdiction, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and (ii) the Parties hereto covenant and agree to renegotiate any such invalid or unenforceable term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

    9.5.     Waivers; Amendments; Supplements. Except as expressly provided herein, no waiver by any Party of a breach of any covenant or condition of this Agreement by any other Party shall be construed to be a waiver of any succeeding breach of the same or any other covenant or condition. Except as otherwise expressly provided herein, this Agreement or any Exhibit hereunder may not be changed or amended except by a writing expressly referring to this Agreement signed by both Parties.

    9.6.     Jurisdiction. Subject to and without limiting Section 4.7, the Parties hereby irrevocably consent to the exclusive jurisdiction and venue of any state or federal court sitting in the Commonwealth of Massachusetts, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each of the Parties consents to the jurisdiction of such court or courts and agrees that the service upon it of a summons and complaint by ordinary mail shall be sufficient for such court or courts to exercise personal jurisdiction over the Parties. The Parties waive any objection to any action or proceeding in any state or federal court sitting in the Commonwealth of Massachusetts, on the basis of forum non-convenes, lack of personal jurisdiction or otherwise. Notwithstanding the foregoing, if any action or proceeding may not be brought in any such court because all such courts lack subject matter jurisdiction, the Parties may bring such action or proceeding in a court of appropriate jurisdiction.

    9.7.     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws; provided that any dispute relating to the scope, validity, enforceability, infringement, patentability or misuse of any Patent shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patent originates, except to the extent such dispute is within the scope of Section 8.5, in which case the provisions of Section 8.5 shall govern such dispute.

    9.8.     Certain Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall bear its own costs and expenses arising out of the negotiation, execution and performance of this Agreement.

    9.9.     Cumulative Remedies. Except as otherwise expressly provided herein, no remedy granted to any Party herein shall be exclusive of any other remedy, and each remedy shall be cumulative with every other remedy herein or now or hereafter existing at law, in equity or otherwise.

    9.10.     Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

    9.11.     Parties Advised by Counsel. This Agreement has been negotiated between unrelated Parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

    9.12.     Compliance. The Parties shall comply with all federal, state and local laws (including regulations, orders and ordinances) now or hereafter enacted, of any jurisdiction in which performance occurs or may occur hereunder. Without limitation, each Party hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information, and it shall comply with all such laws and regulations. Except as otherwise expressly provided herein, each Party shall be solely responsible for its violations of any of the foregoing.

    9.13.     Notices. All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered in person or by courier or confirmed facsimile; (ii) upon confirmation of receipt when sent by certified mail, return receipt requested; or (iii) upon receipt when sent by reputable private international courier with established tracking capability (such as DHL, FedEx, or UPS), postage pre-paid, and addressed as set forth as the case may be, to the noticed Party at the address set forth below, or such other address as a Party may specify by written notice to the other.

Notices shall be sent to Palomar at:

Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: CEO
Facsimile: (781) 993-2377

with a required copy to:

Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: General Counsel
Facsimile: (781) 993-2377

and a further required copy to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Kingsley L. Taft, Esq.
Facsimile: (617) 523-1231

and to Cutera at:

Cutera, Inc.
3240 Bayshore Blvd
Brisbane, CA 94005
Attention: CEO
Facsimile: (415) 330-2446

with a required copy to:

Cutera, Inc.
3240 Bayshore Blvd
Brisbane, CA 94005
Attention: General Counsel
Facsimile: (415) 330-2446

and a further required copy to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood City, CA 94065
Attention: Jared Bobrow, Esq.
Facsimile: (650) 802-3100

    9.14.     Captions, Section Headings. As used in this Agreement, “including” means “including but not limited to”, and “herein”, “hereof” and “hereunder” refer to this Agreement as a whole. The Section headings used herein are for reference and convenience only, and shall not enter into the interpretation of this Agreement. Unless otherwise expressly provided herein, any reference to a number of “days” hereunder shall refer to calendar days. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 2.2(a)” would be part of “Section 2", and references to “Section 2” would also refer to material contained in the section described as “Section 2.2(a)”).

        [remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused its duly authorized representative to execute and deliver this Agreement under seal of the Effective Date.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO
Date: June 2, 2006

CUTERA, INC.

By: /s/ Kevin Connors
Name: Kevin Connors
Title: CEO
Date: June 2, 2006

Exhibit A Cutera Affiliates

o	Cutera Australia Pty Ltd.

o	Cutera Canada, Inc.

o	Cutera France SARL

o	Cutera GmbH

o	Cutera KK

o	Cutera Spain S.L.

o	Cutera Limited

o	Cutera Switzerland GmbH

Cutera Covenanting Affiliates

o	Cutera Australia Pty Ltd.

o	Cutera Canada, Inc.

o	Cutera France SARL

o	Cutera GmbH

o	Cutera KK

o	Cutera Spain S.L.

o	Cutera Limited

o	Cutera Switzerland GmbH

Exhibit B

Anderson Patents

Issued Patents

U.S. Patent Nos. 5,595,568 & 5,735,844

European Patent Nos. EP 0 806 913 B1; EP 1 230 900 B1 & EP 1 219 258 B1 (all validated in France, Germany, Great Britain, Italy, and Spain)

Chinese Patent No. ZL96191751.2

U.S. Patent No. 5,824,023

Pending Applications

Canada: Appl. No. 2210720

Europe: Appl. No. EP040077257 (Div of EP Appl. No. 02 07 6295.1)

Hong Kong: 03101029.0 (based on EP 1 230 900 B1)

Japan: Appl. No. 523673/96

Japan: Appl. No. TBA (Div of JP523673/96)

All Patent equivalents of each of the foregoing in other jurisdictions.

Exhibit C

List of Cutera Combination Products

        CoolGlide Xeo, including the base unit and one or more of the following handpieces: CV Nd:YAG, Excel Nd:YAG, PW770, Titan, LP560, OPS600 and Acutip.

        Solera Opus System, including the base unit and one or more of the following handpieces: PW770, LP560, OPS600, Titan and Acutip.

Narrative Regarding Definition of Cutera Combination Products

        By way of example, and without limitation, if a Cutera Other Product includes an energy source module that is not a Cutera Hair Module, and Cutera or one or more Cutera Affiliates or Cutera Sublicensees begins at some time to market such energy source module for hair removal, such energy source module shall be deemed a Cutera Hair Module and all Sales of such Cutera product (previously deemed Cutera Other Product) shall thereafter be treated as Sales of Cutera Hair Products or Cutera Combination Products hereunder.

        For clarity and without limitation, a product that was one type of product, e.g., a Cutera Other Product, may become another type of product, e.g., a Cutera Combination Product, for the reasons described above and in Section 4.4 (e.g., marketing of an energy source module for hair removal). However, product type is determined at the time of Sale. Thus, once a specific example of a Cutera product with a unique serial number is Sold, its product type is determined. That is, for example and without limitation, at the time of Sale, if a Cutera product is determined to be a Cutera Other Product (i.e., it is not capable of containing or using a Cutera Hair Module, e.g., the Solera Titan System), when a specific Cutera Other Product with a unique serial number is Sold it shall remain a Cutera Other Product hereunder even if such system is later modified to allow a Cutera Hair Module (e.g., PW770 handpiece) to be Sold for use with such specific Cutera Other Product. Thereafter, however, such Cutera product (e.g., modified Solera Titan System) shall be a Cutera Combination Product and future Sales of such product, that would previously have been categorized as Cutera Other Products upon their Sale, because they are now capable of using a Cutera Hair Module, shall be treated upon Sale as Cutera Combination Products hereunder.

        Similarly, if a Cutera product is determined to be a Cutera Hair Product (i.e., it is not capable of containing or using a Cutera Other Module, e.g., the CoolGlide CV system), when a specific Cutera Hair Product with a unique serial number is Sold it shall remain a Cutera Hair Product hereunder even if such system is later modified to allow a Cutera Other Module (e.g., the Titan handpiece) to be Sold for use with such specific Cutera Hair Product. Thereafter, however, such Cutera product (e.g., modified CoolGlide CV System) shall be a Cutera Combination Product and future Sales of such product, that would previously have been categorized as Cutera Hair Products upon their Sale, because they now may use a Cutera Other Module, shall be treated upon Sale as Cutera Combination Products hereunder.

        As a further example, as of and prior to the Effective Date, Cutera’s CoolGlide CV system is a Cutera Hair Product because it is capable of using only a Cutera Hair Module (i.e., a CV Nd:YAG handpiece) and is not capable of using a Cutera Other Module. As of the Effective Date, the CoolGlide XEO system is a Cutera Combination Product because it is capable of using both at least one Cutera Other Module (e.g., Titan handpiece) and one Cutera Hair Module (e.g., a CV Nd:YAG handpiece or an Excel Nd:YAG handpiece). Cutera markets to its customers that they can “upgrade” the systems they buy to include additional features but, in many instances, this means that the customer returns one system and purchases a new system. For example, if a customer who purchased a CoolGlide CV wants to have the ability to perform skin tightening, the customer shall agree to return the CV and purchase a CoolGlide XEO system including a Cutera Hair Module (e.g., a CV Nd:YAG handpiece or an Excel Nd:YAG handpiece) and a Cutera Other Module (e.g., the Titan handpiece). Though Cutera markets this as an “upgrade”, it does not change the categorization of either the CV or XEO systems. The CV remains a Cutera Hair Product because as of its date of Sale it was not capable of using a Cutera Other Module.

Exhibit D

Cutera Hair Products

CoolGlide CV System*

CoolGlide Excel System*

CoolGlide Vantage System*

        * Including associated handpieces and other accessories for each of the above systems. As of the Effective Date, the systems listed above in this Exhibit D are only sold with the CoolGlide Nd:YAG handpiece (single spot size) or the CV Nd:YAG handpiece or Excel Nd:YAG handpiece (variable spot size).

        For clarity and without limitation, in addition to using optical radiation to remove hair, a Cutera Hair Product may further use optical radiation for treatment of skin (including treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, and for other dermatological applications), and other treatment or cosmetic purpose(s).

Exhibit E

Royalty Calculation Flow Charts

Cutera
Other
Product?

No Royalty

YES

Cutera
Hair Product?

7.5% royalty on
100% of Net Sales

Any
Cutera
Hair Modules?

NO

No Royalty

One or more
Cutera Other
Modules

Only One
Cutera
Hair Module?

7.5% royalty on
100% of Net Sales

7.5% royalty on
50% of Net Sales

YES

YES

YES

NO

YES

NO

NO

Original Sale of Cutera Product

Section 4

Cutera Combination

Product

2 or more Cutera

Hair Modules

7.5% royalty on
70% of Net Sales

NO

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Cutera, Inc.

By:/s/ Kevin Connors

LIBC/2073359.2

And so on …

After Original Sale of Cutera
Combination Product (Section 4.4(c))

Only one
Cutera
Hair Module?

No Royalty

YES

One or more
Cutera Other
Modules*

2 or more
Cutera
Hair Modules?

7.5% royalty on
100% of Aggregate Net Sales

7.5% royalty on
50% of Aggregate Net Sales

7.5% royalty on
70% of Aggregate Net Sales

YES

NO

NO

YES

YES

NO

Later sale of
Cutera Hair Module

or Cutera Other Module

?

NO

After Original Sale of Cutera Hair
Product (Section 4.4(a))

Later sale of

Cutera
Other Module

No Royalty owed for

Cutera Other Module

and no refund for royalties

already paid

YES

NO

Later sale of
additional Cutera
Hair Modules?

NO

7.5% royalty on 100% Net Sales of
Cutera Hair Module only

YES

After Original Sale of Cutera Other Product

(Section 4.4(b))

Market existing
energy source module
for hair
removal?

Later
modify & sell
Cutera Hair Module
for Use
therewith?

No Royalty

No Royalty

7.5% royalty on 100% Net Sales of
Cutera Hair Module only

NO

NO

YES

YES

* For this flow-chart, the number of
Cutera Modules should be determined
by taking into account all of the Cutera
Modules associated with the
applicable Cutera Combination
Product (including the Cutera Module
that constitutes the later sale), per
Section 4.4(c)(iii)

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Cutera, Inc.

By:/s/ Kevin Connors

And so on …

Exhibit F

Royalty Payments Owed On Cutera Combination Products

        The examples set forth in this Exhibit are for clarification purposes only and are not intended to be limiting in any way.

      Example One:

        Cutera Sells a Cutera Combination Product (“Product One”), e.g., a CoolGlide Xeo system, without a CV Nd:YAG handpiece or Excel Nd:YAG handpiece* and with only a Cutera Other Module, e.g., a Titan handpiece. The Net Sales attributable to such Sale is $100. No royalty is owed Palomar on such Sale.

        Cutera then Sells a Cutera Hair Module, e.g., a CV Nd:YAG handpiece or Excel Nd:YAG handpiece *, for use with Product One, with Net Sales attributable to the Sale of such Cutera Hair Module of $40. The Aggregate Net Sales for Product One, with the Cutera Other Module and the Cutera Hair Module, is $140. Cutera owes Palomar royalties of $5.25 ($140 x 50% x 7.5%).

        Cutera then Sells a second Cutera Hair Module, e.g., a PW770 handpiece, for use with Product One, with Net Sales attributable to the Sale of such Cutera Hair Module of $32. The Aggregate Net Sales for Product One, with the Cutera Other Module and the two Cutera Hair Modules, is $172. Cutera has paid Palomar the previous royalty of $5.25. The total amount of royalty now owed is $9.03 ($172 x 70% x 7.5%), so Cutera owes Palomar royalties of $3.78 ($9.03 — $5.25).

        Cutera then Sells a second Cutera Other Module, e.g., a LP560 handpiece, for use with Product One, with Net Sales attributable to the Sale of such Cutera Other Module of $28. The Aggregate Net Sales for Product One, with the two Cutera Other Modules and the two Cutera Hair Modules, is $200. Cutera has paid Palomar the previous royalty of $9.03. The total amount of royalty now owed is $10.05 ($200 x 70% x 7.5%), so Cutera owes Palomar royalties of $1.47 ($10.05 — $9.03).

      Example Two:

        Cutera Sells a Cutera Combination Product (“Product Two”), e.g., a CoolGlide Xeo system, with only a Cutera Hair Module, e.g., a CV Nd:YAG handpiece or Excel Nd:YAG handpiece *. The Net Sales attributable to such Sale is $160. Cutera owes Palomar royalties of $12 ($160 x 100% x 7.5%).

        Cutera then Sells a Cutera Other Module, e.g., a Titan handpiece, for use with Product Two, with Net Sales attributable to the Sale of such Cutera Other Module of $90. The Aggregate Net Sales for Product Two, with the Cutera Hair Module and the Cutera Other Module, is $250. Cutera has paid Palomar the previous royalty of $12. The total amount of royalty now owed is $9.38 ($250 x 50% x 7.5%), so Cutera may take a credit of $2.62 ($12 — $9.38) on future royalty payments owed Palomar.

        Cutera then Sells a second Cutera Hair Module, e.g., a ProWave 770 handpiece, and a second Cutera Other Module, e.g., another Titan handpiece, for use with Product Two, with Net Sales attributable to both those Sales of Cutera Modules of $112. The Aggregate Net Sales for Product Two, with the four Cutera Modules, is $362. Cutera has paid Palomar a total royalty of $9.38, first paying $12 and then taking a credit of $2.62. The total amount of royalty now owed is $19.01 ($362 x 70% x 7.5%), so Cutera owes Palomar royalties of $9.63 ($19.01 — $9.38).

      Example Three:

        Cutera Sells a Cutera Combination Product (“Product Three”), e.g., a Solera Opus system, with a Cutera Hair Module, e.g., a PW770 handpiece, and a Cutera Other Module, e.g., a Titan handpiece. The Net Sales attributable to such Sale is $190. Cutera owes Palomar royalties of $7.13 ($190 x 50% x 7.5%).

        Cutera then Sells a Cutera Other Module, e.g., a LP560 handpiece, for use with Product Three, with Net Sales attributable to the Sale of such Cutera Other Module of $70. The Aggregate Net Sales for Product Three, with the Cutera Hair Module and the two Cutera Other Modules, is $260. Cutera has paid Palomar the previous royalty of $7.13. The total amount of royalty now owed is $9.75 ($260 x 50% x 7.5%), so Cutera owes Palomar royalties of $2.62 ($9.75 — $7.13).

        Cutera then Sells a second Cutera Hair Module, e.g., another PW770 handpiece, for use with Product Three, with Net Sales attributable to the Sale of such Cutera Hair Module of $75. The Aggregate Net Sales for Product Three, with the four Cutera Modules, is $335. Cutera has paid Palomar the previous royalty of $9.75. The total amount of royalty now owed is $17.59 ($335 x 70% x 7.5%), so Cutera owes Palomar royalties of $7.84 ($17.59 — $9.75).

* A CV Nd:YAG handpiece or Excel Nd:YAG handpiece in combination with the Nd:YAG laser source in the CoolGlide Xeo system comprises the Cutera Hair Module.

Exhibit G

Brochures for Cutera Current Products

        In addition to the attached brochures describing and depicting Cutera Current Products, there is no brochure for the Cutera Current Product “Solera with AcuTip”. Accordingly, the Parties hereby acknowledge and agree that the form of the Solera and the form of the AcuTip, shown in the attached brochures, when configured together amount to the form of the “Solera with AcuTip” as of the Effective Date.

[attached]

Exhibit H-1

Palomar Current Products

EsteLux

MediLux

NeoLux

StarLux

EpiLaser

E2000

RD1200

SLP1000

LightSheer (prior to the 1999 sale to Coherent, Inc.)

Q-YAG 5

Dermatype Skinphotometer

GentleWaves LED Photomodulation

Thermapulse

Including associated handpieces and other accessories for each of the above systems.

Exhibit H-2

Brochures for Palomar Current Products

[attached]

Appendix A

Gillette Agreement

Appendix B

MGH Agreement